                                 EXHIBIT 10.97

                 DEVELOPMENT AGREEMENT FOR THE NISSAN PROPERTY

                              DEVELOPMENT AGREEMENT



                                     BETWEEN




                        WELLS OPERATING PARTNERSHIP, L.P.
                                      Owner




                                       AND




                             CHAMPION PARTNERS, LTD.
                                    Developer








                               September 19, 2001

                                TABLE OF CONTENTS
                                -----------------

                                                                                                      Page
                                                                                                      ----
ARTICLE 1 DEFINITIONS............................................................................        1

ARTICLE 2 ENGAGEMENT OF THE DEVELOPER............................................................        4
        2.1 Engagement...........................................................................        4
        2.2 Relationship.........................................................................        5

ARTICLE 3 TERM OF AGREEMENT......................................................................        5

ARTICLE 4 RESPONSIBILITIES OF THE DEVELOPER......................................................        5
        4.1 General Responsibility...............................................................        5
        4.2 Pre-Development Phase................................................................        6
        4.3 Design Development Phase.............................................................        8
        4.4 Construction Phase...................................................................       10
        4.5 All Phases...........................................................................       15
        4.6 Completion...........................................................................       18
        4.7 Employees............................................................................       18
        4.5 Developer's Costs....................................................................       19

ARTICLE 5 DEVELOPMENT BUDGET.....................................................................       19
        5.1 Implementation of Development Budget.................................................       19
        5.2 Revision of Development Budget.......................................................       20
        5.3 Emergencies..........................................................................       20
        5.4 Reduction in Fees....................................................................       20
        5.5 Developer's Obligation for Overage...................................................       21

ARTICLE 6 AUTHORITY OF THE DEVELOPER.............................................................       22
        6.1 General Authority....................................................................       22
        6.2 Execution of Documents and Agreements................................................       22
        6.3 Ratification of Prior Actions of Developer...........................................       22

ARTICLE 7 ACCOUNTING AND REPORTS.................................................................       22
        7.1 Books of Account.....................................................................       22
        7.2 Monthly Reports......................................................................       23
        7.4 Annual Development and Financial Statements..........................................       24
        7.5 Examination of Books and Records.....................................................       24

ARTICLE 8 BANKING................................................................................       24
        8.1 Separate Accounts....................................................................       24
        8.2 The Owner's Duty to Provide Funds....................................................       24
        8.3 Investment of Owner's Funds..........................................................       25


ARTICLE 9 STANDARD OF CARE; LIABILITY; INDEMNITY; CONFIDENTIALITY................................................       25
        9.1 Standard of Care; Developer's Liability..............................................................       25
        9.2 Indemnity of Owner...................................................................................       25
        9.3 Indemnity of Developer...............................................................................       25
        9.4 Survival of Indemnities..............................................................................       26
        9.5 No Obligation to Third Parties.......................................................................       26
        9.6 Nature of the Developer's Duties and Responsibilities................................................       26
        9.7 Ownership of Information and Materials...............................................................       26

ARTICLE 10 INSURANCE.............................................................................................       27
        10.1 Insurance Requirements..............................................................................       27
        10.3 Waiver of Subrogation...............................................................................       27

ARTICLE 11 COMPENSATION OF THE DEVELOPER.........................................................................       27
        11.1 Fees - General......................................................................................       27
        11.2 Development Fee.....................................................................................       27
        11.5 Leasing Fee.........................................................................................       28
        11.4 Nissan Work Fee.....................................................................................       28
        11.5 Reimbursement of Costs..............................................................................       29
        11.6 Disbursements to the Developer......................................................................       29

ARTICLE 12 RENT CREDITS, REIMBURSEMENTS..........................................................................       29
        12.1 Payment by Developer of Rent Credits................................................................       29
        12.2 Reimbursement by Owner of Advances..................................................................       29
        12.3 Reimbursement by Owner of Costs and Expenses........................................................       29

ARTICLE 13 DEFAULT AND TERMINATION...............................................................................       30
        13.1 Default by Developer................................................................................       30
        13.2 Additional Terminating Event........................................................................       31
        13.3 Default by Owner....................................................................................       31
        13.4 Obligation for Fees Upon Termination................................................................       31
        13.5 Actions Upon Termination............................................................................       31
        13.6 Interest............................................................................................       32

ARTICLE 14 OTHER ACTIVITIES OF THE DEVELOPER.....................................................................       32

ARTICLE 15 NATURE OF AGREEMENT...................................................................................       32

ARTICLE 16 GENERAL PROVISIONS....................................................................................       32
        16.1 Notices.............................................................................................       32
        16.2 Modifications.......................................................................................       33
        16.3 Binding Effect......................................................................................       33
        16.4 Duplicate Originals.................................................................................       33
        16.5 Construction........................................................................................       34
        16.6 Entire Agreement....................................................................................       34
        16.7 Assignment..........................................................................................       34
        16.8 Authorized Representatives..........................................................................       34

     16.9  Terminology...........................................................................      35
     16.10 Time of Essence.......................................................................      35

Exhibits:
--------

Exhibit "A"       Description or Site Plan of Fee Parcel Comprising Land
Exhibit "B"       Development Budget
Exhibit "C"       Insurance Requirements
Exhibit "D"       Reimbursable Expenditures Relating to Project
Exhibit "E"       Form of Estoppel Certificate
Exhibit "F"       Total Project Cost Defined
Exhibit "G"       Lien Waiver and Claim Waiver Forms
Exhibit "H"       Actions of Developer Ratified by Owner
Exhibit "I"       Nissan Lease Takeover and Land Purchase

                             DEVELOPMENT AGREEMENT
                             ---------------------

     THIS AGREEMENT, made and entered into this 19 day of September, 2001, by and between WELLS OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (hereinafter referred to as the "Owner"), and CHAMPION PARTNERS, LTD., a Texas limited partnership (hereinafter referred to as the "Developer").

                             W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Owner owns or has the contractual right to acquire a certain parcel of land located in the Freeport Business Park in the City of Irving, Dallas County, Texas, on which the Owner proposes to develop and construct an office building with related parking, landscaping and other site work pursuant to plans and specifications prepared and to be prepared by HKS, Inc.; and

     WHEREAS, the Owner desires to engage the Developer as an independent contractor, upon the terms and conditions set forth herein, to supervise and to manage the development and construction of such building and other improvements and to lease space in such building to Nissan; and

     WHEREAS, the Developer desires to perform such services for the Owner in consideration of the compensation set forth herein.

     NOW, THEREFORE, for and in consideration of the premises, the sum of Ten Dollars ($10.00) in hand paid by each party to the other, and the mutual promises, obligations and agreements contained herein, the Owner and the Developer, intending to be, and being, legally bound, do hereby agree as follows:

                                   ARTICLE 1
                                   ---------
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement, each of the following terms shall, when used herein with an initial capital letter, have the meaning hereinbelow set forth.

     Agreement.  The term "Agreement" means this Development Agreement, together
     ---------
with all amendments hereto and all exhibits attached hereto.

     Architect.  The term "Architect" means the architectural firm of HKS, Inc.
     ---------
and any other firm employed by the Owner as an architect with respect to the Project.

     Architect's Agreement.  The term "Architect's Agreement" means the
     ---------------------
agreement(s) between the Owner and the Architect under which the Architect has been or shall be engaged to prepare architectural designs, plans, drawings and specifications for the Project and to render other services in connection with the design and construction of the Project. The Architect's Agreement is incorporated herein by this reference.

     Building.  The term "Building" means a first-class, single tenant, three-
     --------
story office building, containing approximately 268,290 gross square feet, which the Owner intends to develop and construct upon the Land.

     Capitalized Rent Amount.  The term "Capitalized Rent Amount" is defined in
     -----------------------
Section 5.4 hereof.

     CC&R.  The term "CC&R" is defined in Section 4.5.10 hereof.
     ----

     Communication System Plan.  The term "Communication System Plan" is defined
     -------------------------
in Section 4.5.4 hereof.

     Completion Date.  The term "Completion Date" means the first day on which
     ---------------
all of the following have occurred: (i) the construction and equipping of the Project has been substantially completed in accordance with Architect's plans and specifications (inclusive of landscaping plans, to the extent that landscaping can feasibly be installed due to the season), as evidenced by a certificate to such effect from the Architect, (ii) appropriate certificates of occupancy or their equivalent have been issued by the appropriate governmental authority with respect to the core and shell portion of the Building and with respect to the space in the Building to be occupied by Nissan, (iii) the Rent Commencement Date under the Nissan Lease has occurred and either Nissan is actually paying Base Rent under the Nissan Lease or Base Rent is then due and payable but Nissan is effectuating a credit against Base Rent under Paragraphs 2 or 7 of Exhibit "C" attached to the Nissan Lease or under Exhibit "D" attached to the Nissan Lease, and (iv) Nissan has executed and delivered to the "Landlord" under the Nissan Lease an estoppel certificate substantially in the form attached hereto as Exhibit "E" and by reference made a part hereof.
                        -----------

     Construction Agreement.  The term "Construction Agreement" means,
     ----------------------
collectively, the construction contract between the Owner and the Contractor with respect to the Project and such other construction or employment agreements as may be hereafter entered into by the Owner and a general contractor or special purpose contractor with respect to the performance of work or the providing of services to the Project. The Construction Agreement is incorporated herein by this reference.

     Construction Documents.  The term "Construction Documents" means,
     ----------------------
collectively, the Architect's plans and specifications for the Project, the Construction Agreement, the Architect's Agreement, and the agreements between Owner and the other Owner Consultants.

     Contractor.  The term "Contractor" means, collectively, Thos. S. Byrne Inc.
     ----------
and all other firms employed by the Owner as a general contractor or as a special purpose contractor with respect to the Project; and singly any such general or special purpose contractor.

     Contractor CPM Schedule.  The term "Contractor CPM Schedule" is defined in
     -----------------------
Section 4.4.11 hereof.

     Developer.  The term "Developer" means Champion Partners, Ltd., a Texas
     ---------
limited partnership.

     Development Budget.  The term "Development Budget" means the budget, a copy
     ------------------
of which is attached hereto and made a part hereof as Exhibit "B", which sets
                                                      -----------
forth the Developer's best estimate of all expenses to be incurred with respect to the acquisition of the Land, the planning, design, development, construction and completion of the Project, including the Tenant Improvements for Nissan.

     Development Fee.  The term "Development Fee" means the fee to be paid to
     ---------------
the Developer by the Owner as provided in Section 11.2 hereof.

     Development Functions.  The term "Development Functions" means those
     ---------------------
functions of the Developer set forth in Section 4.2 of this Agreement.

     Development Period.  The term "Development Period" means the period
     ------------------
commencing on the date of this Agreement and terminating on the date which is three (3) months after the Completion Date.

     Event of Default.  The term "Event of Default" means any one or more of the
     ----------------
events described in Section 13.1 of this Agreement.

     Land.  The term "Land" means that certain parcel of land containing
     ----
approximately 14.873 acres located in the Freeport Business Park in the City of Irving, Dallas County, Texas, as more particularly shown or described on Exhibit
                                                                         -------
"A" attached hereto and by this reference made a part hereof.
---

     Leasing Fee.  The term "Leasing Fee" means the fee to be paid to the
     -----------
Developer by the Owner as provided in Section 11.3 hereof.

     Memorandum.  The term "Memorandum" is defined in Exhibit "I" attached
     ----------                                       -----------
hereto and by reference made a part hereof.

     Monthly Report.  The term "Monthly Report" means the report to be prepared
     --------------
by the Developer and submitted to the Owner on a monthly basis as provided in
Section 7.2 hereof.

     Nissan.  The term "Nissan" means Nissan Motor Acceptance Corporation, a
     ------
California corporation.

     Nissan Lease.  The term "Nissan Lease" means the Lease Agreement between
     ------------
Owner and Nissan dated September __, 2001.

     Owner.  The term "Owner" means Wells Operating Partnership, L.P., a
     -----
Delaware limited partnership.

     Owner Consultant.  The term "Owner Consultant" is defined in Section 4.2.3
     ----------------
hereof.

     Project.  The term "Project" means the Land, the Building, the Site
     -------
Improvements, and the Tenant Improvements, collectively.

     Project Requirements.  The term "Project Requirements" is defined in
     --------------------
Section 4.2.4 hereof.

     Project Schedule.  The term "Project Schedule" is defined in Section 4.2.5
     ----------------
hereof.

     QAC Plan.  The term "QAC Plan" is defined in Section 4.4.6 hereof.
     --------

     Rent Commencement Date.  The term "Rent Commencement Date" means the "Rent
     ----------------------
Commencement Date" under the Nissan Lease, which is the date that full Base Rent shall commence to be due and payable under the Nissan Lease.

     Reserve Account.  The term "Reserve Account" is defined in Exhibit "I"
     ---------------                                            -----------
attached hereto.

     Safety Plan.  The term "Safety Plan" is defined in Section 4.4.8 hereof.
     -----------

     Site Improvements.  The term "Site Improvements" means the surface level
     -----------------
parking facilities, sufficient to accommodate approximately 1,056 automobiles on-site, any and all on and off-site road improvements, walkways, complete utilities and drainage systems, landscaping work, exterior lighting, ground-mounted signs and other site improvements which the Owner intends to develop and construct upon the Land.

     Tenant Improvements.  The term "Tenant Improvements" means the tenant
     -------------------
improvements required to be installed or constructed by the "Landlord" under the Nissan Lease.

     Tenant Occupancy Fee.  The term "Tenant Occupancy Fee" means the fee to be
     --------------------
paid to the Developer by the Owner as provided in Section 11.4 hereof.

     Total Lease Takeover Net Costs.  The term "Total Lease Takeover Net Costs"
     ------------------------------
is defined in Exhibit "I" attached hereto.
              -----------

     Total Project Costs.  The term "Total Project Costs" is defined in Exhibit
     -------------------                                                -------
"F" attached hereto and by reference made a part hereof.
---

                                   ARTICLE 2
                                   ---------
                          ENGAGEMENT OF THE DEVELOPER
                          ---------------------------

     2.1  Engagement.  The Owner hereby engages the Developer as the exclusive
          ----------
development manager of the Project to supervise, to manage, and to coordinate the planning, design, construction, and completion of the Project, all in accordance with the terms, conditions and limitations herein set forth. The Developer hereby accepts such engagement and hereby agrees to diligently use commercially reasonable efforts in the performance of its duties and the Development Functions hereunder, which performance in all respects and at all times shall be carried out to the same extent and with the same degree of care and quality as the Developer would exercise in the conduct of its own affairs if the Developer were the owner of the Project. The Developer agrees to apply prudent and reasonable business practices in the performance of its duties hereunder and shall exercise that degree of skill, competence, quality and professional care rendered by the leading and most reputable companies performing the same or similar type services for first-class quality office projects in the metropolitan Dallas, Texas, area. The Developer will not subcontract any of its services to any other entity or person without first obtaining Owner's prior written consent.

     2.2  Relationship.  With respect to the Owner, the Developer shall at all
          ------------
times be an independent contractor. No provision hereof shall be construed to constitute the Developer or any of its officers or employees as an employee or employees of the Owner nor shall any provision of this Agreement be construed as creating a partnership or joint venture between the Developer and the Owner. Neither the Owner nor the Developer shall have the power to bind the other party except pursuant to the terms of this Agreement. Developer agrees to conform its general policies and procedures to any commercially reasonable requirements of any lender providing construction financing for the acquisition and construction of the Project. In addition, if Owner disapproves of any of the general policies and procedures of the Developer with respect to the Project and shall have so notified the Developer, the Developer shall conform its general policies and procedures with respect to the Project to those requested by the Owner insofar as such policies may be consistent with the terms and provisions of this Agreement and do not create additional expense to the Developer.

                                   ARTICLE 3
                                   ---------
                               TERM OF AGREEMENT
                               -----------------

     The engagement of the Developer hereunder shall commence on the date on which this Agreement is executed and shall end on the date which is three (3) months from and after the Completion Date (except for the terms of Exhibit "I"
                                                                   -----------
attached hereto, which shall end on the date which is eighteen (18) months from and after the Completion Date); provided, however, if any remedial work to be performed by the Contractor following the completion of the Project has not been completed, the term of this Agreement shall be extended until the date on which any remedial work required to be performed by the Contractor following completion of the Project shall be so performed and accepted by the Owner.

                                   ARTICLE 4
                                   ---------
                       RESPONSIBILITIES OF THE DEVELOPER
                       ---------------------------------

     4.1  General Responsibility.  The Developer's general responsibility
          ----------------------
hereunder as the Owner's development manager shall be to manage, supervise, and coordinate the planning, design, construction, and completion of the Project. Such general responsibility of Developer, together with the other responsibilities of Developer set forth in Sections 4.2 through 4.5 below, are herein collectively referred to as the "Development Functions".

     4.2  Pre-Development Phase.  During the Pre-Development Phase of the
          ---------------------
Project (which shall include, but not be limited to, the Pre-Design, Pre-Construction, Negotiation and Schematic Design Phases of the Architect's services), Developer's responsibilities shall include the following:


          4.2.1  The Developer has prepared the Development Budget.

     4.2.2 The Developer and Owner shall negotiate the Architect's Agreement, and such Architect's Agreement either will be executed by Developer as "Owner" thereunder and then assigned by Developer to Owner or will be submitted to Owner for execution by Owner. Owner may elect to thereafter assign the Architect's Agreement to the Contractor.

          4.2.3 The Developer shall recommend to Owner engineering, interior design and other specialists and consultants for the Project, shall coordinate the process for the selection and/or approval by Owner of such specialists and consultants for the Project, shall review and analyze proposals from such specialists and consultants, and, following written approval thereof by Owner, shall negotiate (on terms consistent with and within limitations of the Development Budget), review and evaluate proposed contracts between Owner and such specialists and consultants or between Architect and such specialists and consultants (it being the current intention of Owner that Architect will engage directly the MEP engineer, structural engineer, landscape architect, and civil engineer). The contracts with such specialists and consultants (other than those engaged directly by the Architect) either will be entered into by Developer as "Owner" thereunder and then assigned by Developer to Owner or will be submitted to Owner for execution by Owner. Once Owner has accepted an assignment of a contract with a specialist or consultant or entered into a contract with a specialist or consultant, such specialist or consultant (including the Architect) shall be referred to as an "Owner Consultant".

          4.2.4 The Developer shall assist Owner in establishing and developing the Project's design criteria and Project requirements and, upon approval by Owner in writing, such approved criteria shall form the basis upon which the design of the Project shall be measured. Such approved design criteria and Project requirements shall be referred to as the "Project Requirements".

          4.2.5 The Developer shall establish and develop a critical-path-method schedule for the Project for Owner's written approval. Once approved by Owner, such schedule shall be referred to as the "Project Schedule". The Project Schedule shall show the start and finish dates and schedule for the planning, design, materials and equipment procurement and the construction of the Project, and shall show all critical milestone dates. The Project Schedule shall be consistent with the dates for substantial completion and final completion of the Project contained in the Nissan Lease. Subject to the notice and cure provisions under Section 13.1 of this Agreement, failure of Developer to comply in all material respects with its scheduling obligations set forth in this Agreement may be deemed to be a default under this Agreement entitling Owner to terminate Developer for cause under Section 13.1 hereof, unless such failure is due to force majeure. No delay in the planning, construction or completion of the Project or of the Rent Commencement Date under the Nissan Lease which is caused by force majeure shall affect or reduce the calculation of Total Project Costs.

          4.2.6 The Developer shall initiate and monitor the preparation by Owner Consultants of boundary and topographic surveys of the Land or applicable portions thereof.

          4.2.7 The Developer shall initiate and monitor the preparation by Owner Consultants of site plans showing the location of roads, utilities, buildings, parking areas and other improvements to be constructed in connection with the Project.

          4.2.8 The Developer shall initiate and monitor the preparation by Owner Consultants of preliminary drawings, specifications and other documents (including, but not limited to, the preliminary drawings, specifications and other documents produced by the Architect or its consultants during the Pre-Design Phase or Schematic Design Document Phase) in accordance with the approved Project Requirements.

          4.2.9 If requested by Owner, the Developer shall arrange for and identify potential specialists and consultants to prepare environmental Phase I reports with respect to the Land, and Developer shall consult with Owner and the selected Owner Consultants as to such other environmental reports as may be deemed necessary or desirable to ascertain what, if any, environmental risks or liabilities may exist with respect to the Land.

          4.2.10 The Developer shall arrange for and identify potential specialists and consultants for Owner's written approval to perform soil testing on the Land and upon which the foundations and substructure of the Project will be located to determine if the soil is suitable for the construction of the Project and to determine the likelihood of excessive expenses which may be required for excavation and soil work on the Project.

          4.2.11 The Developer shall initiate and monitor the preparation of geotechnical, architectural, engineering and other studies necessary for the development of the Project with the Architect and other Owner Consultants.

          4.2.12 Developer shall advise Owner with respect to any traffic planning issues, historic preservation issues, and aesthetic issues.

          4.2.13 The Developer shall coordinate the acquisition by the Owner of the Land.

          4.2.14 The Developer shall provide cost evaluations of alternatives to the Project Requirements, including, without limitation, use of materials, equipment, systems, and construction methods that could result in lower costs due to greater energy efficiency, longer life, lower maintenance and ease of operation.

     4.3  Design Development Phase.  During the Design Development Phase of the
          ------------------------
Project, which shall include, but not be limited to, the Design Development and Construction Document phases of the Architect's services, Developer shall coordinate with Owner and with the Contractor, the Architect and the other Owner Consultants to obtain Design Development Documents (including appropriate materials, mock-ups, color samples and sample interior finish boards) acceptable to Owner and Nissan, and Developer's responsibilities will include the following:

          4.3.1 The Developer shall review design drawings and specifications, including, without limitation, design development documents and construction documents prepared by Architect and its consultants, shall make recommendations to the Owner and Architect regarding their constructability, expected cost, and schedule, and shall coordinate any changes in such design drawings and specifications requested by Owner. The Developer shall promptly give the Architect and Owner written notice of any issues concerning constructability, expected cost or schedule that may have an adverse impact on the Project; provided, however, Developer's actions with respect to the design shall be advisory to the Owner and Architect and shall not constitute an undertaking on the part of the Developer for the adequacy or constructability of the design, and Owner and Developer agree that the responsibility for the design rests with the Architect. In addition, the Developer shall during its reviews provide recommendations on the selection of materials, building systems and equipment, methods of Project delivery, relative feasibility of construction methods and the preferred construction method, availability of materials and labor, time requirements for procurement, installation and construction, and factors related to construction cost including, but not limited to, costs of alternative designs or materials, the Development Budget, and possible economies. The Developer's review and comments on the design shall be advisory to the Owner and Architect and shall not constitute an undertaking on the part of the Developer for the adequacy or constructability of the design. Owner and Developer agree that the responsibility for the design rests with the Architect.

          4.3.2 The Developer shall work with the Architect and the other Owner Consultants to achieve compatibility and coordination of all design drawings and specifications (including, but not limited to, design development documents and construction documents prepared by Architect and its consultants and any other documents prepared by any other Owner Consultants) with each other. The Developer's review and comments with respect to such design drawings and specifications shall be advisory to the Owner and Architect, and Developer shall have no liability to Owner if any such design drawings and specifications are not compatible with each other unless, however, Developer has actual knowledge of such incompatibility and fails to give Owner and Architect timely notice of such incompatibility.

          4.3.3 The Developer shall arrange to be prepared a description of standard interior finishes for the interior of the base building improvements comprising the Project

     (excluding any Tenant Improvements), together with a budget for the installation of such finishes.

          4.3.4 The Developer shall obtain and review the cost estimates from Owner Consultants and/or potential contractors for the Project and the preparation of estimates of the projected Project cost in light of design development, and providing a comparison with the established Development Budget.

          4.3.5 The Developer shall review and evaluate claims by Owner Consultants and, if necessary, conduct an investigation. Developer shall forward claims to the Owner along with its recommendations. For claims approved by Owner, Developer shall process change orders as provided in this Agreement and the relevant agreement between the Owner and the affected party.

          4.3.6 The Developer shall review and approve critical-path-method schedules for each of the Owner Consultants for compliance with the Project Schedule and milestones and coordination with other entities and persons performing services or work on the Project.

          4.3.7 The Developer shall provide to Owner updates to the Project Schedule and progress reports as required under Sections 4.5.6 and 7.2 below.

          4.3.8 Developer shall review and evaluate the invoices from Owner Consultants against actual progress to determine whether the amount claimed as the percent complete is accurate. Developer shall certify the amounts due Owner Consultants. Developer may certify, modify or withhold certification for payment, and shall require necessary revisions in such invoices. Developer will submit certified Project invoices to the Owner for review and approval along with a report summarizing the status of payments to Owner Consultants and the cost of the Project. The Developer's certification for payment shall constitute a representation to the Owner, based on the Developer's determinations and on the data comprising the Owner Consultant invoices, that, to the best of the Developer's knowledge, information and belief, the services have progressed to the point indicated, except as stated in the certification for payment.

          4.3.9 The Developer shall perform and provide the services with respect to change orders, change order requests and change order proposals relating to agreements between Owner and Owner Consultants as set forth in
     Section 4.4.9 hereof.

          4.3.10 The Developer shall coordinate the finalization of the construction documents for the Project, including but not limited to, drawings and specifications for architectural, structural, civil, mechanical, electrical, plumbing, acoustical, lighting, fire protection, life safety, landscaping, and interior design.

          4.3.11 The Developer shall identify and recommend to Owner proposed Contractors and major subcontractors for the Project, shall coordinate the process for the selection by Owner of the Contractor and major subcontractors, and shall analyze proposals from and make recommendations with respect to such proposed
                    Contractors and major subcontractors.

          4.3.12 The Developer and Owner shall negotiate the Construction Agreement, and such Construction Agreement either will be executed by Developer as "Owner" thereunder and then assigned by Developer to Owner or will be submitted to Owner for execution by Owner. The Construction Agreement shall require the Contractor to furnish payment and performance bonds for work on the Project, unless such requirement is otherwise waived in writing by Owner.

          4.3.13 The Developer shall administer and oversee the selection by the Contractor of major subcontractors and others as appropriate for construction of any improvements Owner authorizes to be constructed on the Project and shall review for acceptability the bids received from major subcontractors.

          4.3.14 The Developer shall obtain or cause the Contractor to obtain building, development, and other permits necessary to commence and complete construction of the Project. The Developer shall coordinate the submission of the applicable construction documents to governmental authorities for review and approval. The Developer shall coordinate revision and resubmission of such documents where required by governmental authorities.

          4.3.15 The Developer shall work with Owner and the Contractor, the Architect and other Owner Consultants to identify long lead-time materials and equipment requested by Owner as to the Project or otherwise included in the Construction Documents approved by Owner, and Developer shall advise Owner as to making appropriate arrangements for the procurement of same.

     4.4  Construction Phase.  Once construction of the Project commences,
          ------------------
Developer's responsibilities will include the following:

          4.4.1 The Developer shall manage the Project as the Owner's representative. Developer shall coordinate and manage the activities of the Project, including the activities of the Developer, Architect, Owner Consultants and Contractor in order to meet the Project milestones, the Project Schedule and the Development Budget and consistent with the Communication System Plan, the Project Requirements and the Construction Documents.

          4.4.2 The Developer shall conduct pre-construction meetings with the Contractor to review the Project Schedule, coordination procedures, the Communication System Plan, the QAC Plan, the Safety Plan and other relevant information needed to perform at the Project site. Developer shall coordinate the production by the Architect or others of meeting minutes of each pre-construction meeting and distribute the minutes to participants.

          4.4.3 The Developer shall verify that all pre-construction submittals, including, without limitation, permits, bonds, insurance certificates and notice of commencement, have been made and submitted by Contractor prior to performing Work.

          4.4.4 The Developer shall implement the Communication System Plan and coordinate compliance by Contractor with the Communication System Plan.

          4.4.5 The Developer shall review all Contractor submittals, requests for information and other communications relating to the design or Construction Documents for the effect on cost, schedule and Project coordination. The Developer shall forward such documents along with Developer's comments regarding any detrimental impact that any such documents or information contained in such documents may have on the Project, to the Architect and Owner for review and approval or other action as appropriate. Developer shall forward the Architect's responses to the Contractor and the Owner. Developer's review of Contractor submittals shall be for conformance with the Contract Documents and shall not relieve Contractor of any of its obligations under the Construction Contract.

          4.4.6 The Developer shall review and comment on the Contractor's program for quality assurance and control ("QAC Plan") to apply to construction and installation of the work, the purpose of which shall be to assure that the work is of sufficent quality and in proper conformance with the Contract Documents. It shall be the responsibility of the Developer, in conjunction with the Architect, to (a) observe during Project visits, whether the Contractor and its subcontractors are meeting and complying with the requirements of the QAC Plan and (b) promptly report to the Owner any failure of any person or entity to adhere to or meet the requirements of the QAC Plan of which the Developer has actual knowledge. After defective work has been corrected by the Contractor, the Developer shall observe the corrected work and determine whether in Developer's reasonable judgment the corrected work is in proper conformance with the Construction Documents.

          4.4.7 The Developer shall make visits to the Project site to inspect the work and progress of construction with the Contractor and with the Architect and other Owner Consultants, which visits shall be of such frequency and duration as shall be necessary for Developer to carry out its duties under this Agreement, to guard against defects and deficiencies in the work and to determine that the work is being performed in accordance with the Construction Documents, but in no event shall such visits be less than four (4) days per week during the Construction Phase. If Developer notices such defects or deficiencies in the work or discrepancies between the work and the Construction Documents, Developer shall prepare and submit to Owner a report within two (2) days of such visit detailing its observations. Otherwise, Developer shall prepare and submit to Owner a progress report at least every two (2) weeks detailing its observations. Developer shall have the authority to require additional inspection or testing of the work in accordance with the provisions of the Construction Documents at any stage of the Project.

          4.4.8 The Developer shall review and comment on the Contractor's program for assuring job site safety (the "Safety Plan"). Developer may order the Contractor and its subcontractors, suppliers and employees to stop work that is not in compliance with the Safety Plan or that is being conducted in an unsafe manner. By reviewing and commenting on the Safety Plan, including without limitation stopping work that is not in compliance with the Safety Plan or that is being conducted in an unsafe manner, Developer does not assume any responsibility for Project site safety or the taking of safety precautions at the site of any of the work. These responsibilities shall remain solely with the Contractor.

          4.4.9 The Developer shall consult with Owner regarding proposed changes and modifications to the Construction Documents, and the Developer shall coordinate issuance of change orders if and when changes are approved in writing by Owner and the affected party. The Developer shall ensure that all changes in the work or services are implemented through written change orders signed by the Owner and the affected party. The Developer shall establish a changes system to control the writing of change orders and to record all changes to the Construction Documents. For changes initiated by the Owner or Developer with respect to the Contractor's work or Construction Agreement, the Developer shall prepare written change order proposal requests, incorporating detailed drawings and specifications prepared or approved by the Architect where appropriate. The Developer shall forward the requests to the Contractor for preparation of a proposal. For change order requests initiated by Contractor, the Developer shall evaluate the requests and, if applicable, provide a copy to the Architect for comment. The Developer shall evaluate change order proposal requests for price, schedule and coordination impact and shall forward its recommendations to the Owner, along with the comments of the Architect. For Owner-approved change order requests, the Developer shall prepare change order proposal requests, incorporate detailed drawings and specifications prepared or approved by the Architect where appropriate. The Developer shall evaluate change order proposals for price, schedule and coordination impact and, if applicable, shall provide copies to the Architect for comment. The Developer shall forward its recommendations to the Owner along with any comments of the Architect. For change order proposals approved by the Owner and the affected party, the Developer shall prepare written change orders and shall obtain the signatures of the Owner and the affected party. If a change is performed by the Contractor or an Owner Consultant under a pricing arrangement other than lump sum, Developer shall make a record of units, work or services or actual costs incurred as the case may be. The Developer shall obtain from the Contractor and Owner Consultants copies of supporting documents for all units of work or services or costs incurred. The Developer shall keep a record copy of all signed change orders and shall provide copies to the Architect and Owner.

          4.4.10 The Developer shall review and evaluate claims by Contractor, Architect or other Owner Consultants and, if necessary, conduct an investigation of actual conditions. Developer shall provide copies of Contractor claims to the Architect for comment. Developer shall forward claims to the Owner along with its recommendations, and for Contractor claims, comments from the Architect. For claims approved by Owner,

     Developer shall process change orders as provided in this Agreement and the relevant agreement between the Owner and the affected party.

          4.4.11 The Developer shall review and approve critical-path-method schedules of the Contractor ("Contractor CPM Schedule") for compliance with the Project Schedule and milestones and coordination with other entities and persons performing services or work on the Project.

          4.4.12 The Developer shall receive Contractor's monthly progress reports and evaluate the reports against the Contractor CPM Schedule, actual conditions, and the Project Schedule. The Developer shall determine the actual percent complete of work and shall communicate this percent to the Owner, Contractor and Architect. The Developer may require revisions to the Contractor progress reports and to the Contractor CPM Schedule, to the extent allowed under the Construction Contract; provided, however, Developer shall not have the authority to revise the dates required for substantial completion and final completion of the Project under the Nissan Lease or any other critical milestone.

          4.4.13 The Developer shall provide to Owner updates to the Project Schedule and a progress report as required under Sections 4.5.6 and 7.2 hereof.

          4.4.14 The Developer shall review the Contractor's proposed breakdown of the contract values into a schedule of values, which shall be the basis of determining the percent complete for progress payments to the Contractor. Developer shall modify, accept or reject the schedule of values.

          4.4.15 Developer shall review and evaluate all invoices and payment applications against actual progress to determine whether the amount claimed as the percent complete is accurate. Developer shall certify the amounts due Contractor and Owner Consultants. Developer may certify, modify or withhold certification for payment, and shall require necessary revisions to such invoices. Developer will submit certified Project invoices to the Owner for review and approval along with a report summarizing the status of payments to Contractor and the construction cost of the Project. The Developer's certification for payment shall constitute a representation to the Owner, based on the Developer's determinations at the site and on the data comprising the Contractor's invoices, that, to the best of the Developer's knowledge, information and belief, the work has progressed to the point indicated and, except as stated in the certification for payment, the quality of the work is in accordance with the Construction Documents.

          4.4.16 The Developer shall respond to any questions from Owner regarding the work or progress of construction, construction methods, scheduling and the like.

          4.4.17 The Developer shall coordinate efforts by all appropriate parties to complete the Project in accordance with the Construction Documents, as the same may be amended from time to time with the approval of all necessary parties, such efforts to include, without limitation, assisting in the scheduling of inspections and the preparation of and overseeing the completion of the Punchlist.

          4.4.18 The Developer shall review the Contractor's notice of substantial completion, the Punchlist initially prepared by the Contractor and the Punchlist as revised by the Architect. Together with the Owner and Architect, Developer shall inspect the work. Developer's inspection will be to determine whether substantial completion has been achieved and to verify the accuracy and completeness of the Punchlist. Developer shall refuse to accept the work as substantially complete if Developer, Owner and Architect determine that the work has not been substantially completed. If Owner, Developer and Architect agree that the work is substantially complete, Developer will coordinate the preparation by the Architect of a certificate of substantial completion which shall establish the date of substantial completion of the work and shall fix the time within which Contractor shall complete the items on the Punchlist. The Developer shall use reasonable efforts to obtain the Contractor's written acceptance of the responsibilities assigned to Contractor in such certificate.

          4.4.19 The Developer shall assist the Architect or Contractor with obtaining, on behalf of Owner, a temporary or final certificate of occupancy (or other appropriate and necessary governmental permission to occupy) with respect to the Project.

          4.4.20 The Developer shall review the Contractor's final invoices, final waiver and release of lien and claim forms and supporting data. Developer, together with Owner and Contractor, will inspect the work. Developer shall advise the Owner on the acceptability and completeness of the work. If Owner accepts the work as complete, the Developer shall coordinate the issuance by the Architect of a certificate of final completion. Developer shall obtain all documentation required of Contractor under the Construction Agreement prior to certifying a final invoice for payment. Developer shall forward certified final invoices to Owner for payment.

          4.4.21 Developer shall obtain as-built drawings and specifications from the Architect and/or Contractor and assemble them into a record set for the Project, and forward them to the Architect so that it will record all such changes reflected in the as-built drawings and specifications into the computer aided design format. Developer shall also obtain record copies of all change orders, requests for information, invoices and other documents that define the work and the final cost of the work. Developer shall obtain from the Contractor and deliver to Owner all operation and maintenance manuals, warranties and guarantees.

          4.4.22 Developer shall coordinate the turnover of portions of the Project as and when the same are appropriately completed.

          4.4.23 After the Project is completed, the Developer shall prepare a final report to the Owner on the construction cost.

     4.5  All Phases.  During all phases of the Project, Developer's
          ----------
responsibilities will include the following:

          4.5.1 The Developer shall implement the Development Budget as provided herein.

          4.5.2 Developer shall maintain or cause to be maintained true and complete Project files at the Dallas, Texas office of Developer, including, but not limited to, correspondence, contracts, purchase orders, bids, proposals, draw requests and Monthly Reports. Developer shall also maintain or cause to be maintained all data and information pertaining to the Development Functions and reimbursable costs. Such records and files shall be provided to Owner upon Owner's request and shall be maintained in accordance with Developer's present method of accounting, unless otherwise directed or approved by Owner. Developer may also maintain other records or books for Owner and which are owned by Owner and to which Owner has complete access.

          4.5.3 Developer shall schedule and conduct periodic meetings throughout the course of the Project to review the design, procurement and construction as to progress, quality and compliance with the Project Requirements, Project Schedule, Development Budget, and, during the Construction Phase, for compliance with the Construction Documents. Such meetings shall occur at least every week during the Pre-Development and Design Development Phases and at least bi-weekly during the Construction Phase, unless Owner requests more frequent meetings. The Developer shall arrange for the attendance of all necessary parties at the periodic meetings, including without limitation, the Owner, Architect, other Owner Consultants, Contractor, subcontractors, key suppliers and any other person whose attendance is necessary given the status of the Project. The Developer shall coordinate the production by Architect or others of meeting minutes and distribute them to interested parties.

          4.5.4 Developer shall facilitate the flow of communications and information among the various participants on the Project and with governmental authorities. The Developer shall develop a system for Project communications, including, without limitation, meeting minutes, written and oral communications, requests for information, cost reports, progress reports, submittals, changes, test reports, payment applications, payments, logs and other management information necessary to manage the Project. The system developed by Developer shall be in the form of a written communication system plan (the "Communication System Plan"). The Communication System Plan shall include a description of each type of communication, the method and form of recording it, frequency, and required distribution to various parties. The Communication System Plan shall provide that all communications to and from the Contractor (except for Contractor's own subcontractors and suppliers) shall go through the Developer. The Communication System Plan may include a link on Developer's web page which is exclusively devoted to the Project and which will allow the exchange of electronic messages to all Project participants, and the Communication System Plan shall include a web cam feature on Developer's web page that will allow internet users to view the

     Project on a real-time basis from one or more cameras at the Project. Developer shall review the Communication System Plan with the Contractor and shall submit the Communication System Plan to the Owner for written approval.

          4.5.5 Within ten (10) days after the end of each month, Developer shall submit to Owner the Monthly Report required by Section 7.2 hereof. The Developer shall also notify Owner in writing within three (3) days of becoming aware of an actual or anticipated cost overrun with respect to any major budget category within the Development Budget, and such anticipated or actual cost overrun shall also be included in the report. The Developer shall also provide Owner with written suggested refinements and supplements to the Development Budget as development of the Project moves through its various phases. The Development Budget shall not be modified without Owner's express written consent.

          4.5.6 Developer shall provide to Owner, in both an electronic and hard copy format, updates to the Project Schedule as necessary and in a critical-path-method format to reflect changes in the scheduling of the Project as more information becomes available during the design, bidding and construction phases of the Project, but in no event less than once each month; provided, however, in no event shall the Developer have the authority to modify the substantial completion and final completion dates required with respect to the Project under the Nissan Lease or any critical milestone dates of the Project Schedule without written approval by Owner, including, but not limited to, any required dates set forth in the agreements with the Architect and the Contractor. In addition, the Developer shall provide to Owner, during the progress of the Project, a written progress report comparing the progress of the Project against the Project Schedule.

          4.5.7 Developer shall notify Owner in writing within five (5) business days of becoming aware of any actual or anticipated delay in the Project Schedule, the Architect's design schedule, or the Contractor CPM Schedule.

          4.5.8 The Developer shall review (and shall cause the appropriate Owner Consultants to review) all applicable building codes, environmental, zoning and land use laws and other applicable local, state and federal laws, regulations and ordinances concerning the development, use and operation of the Project or any portion thereof. The Developer shall make application for and seek to obtain and keep in full force and effect all necessary governmental approvals and permits, and shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by the Owner with all laws, rules, ordinances, statutes, and regulations of any governmental authority applicable to the Project. Upon receipt of Owner's written request, Developer shall seek to obtain any variances or rezoning of such portion of the Land as are necessary or appropriate to cause the Project to be in compliance with applicable codes, laws, regulations and ordinances. Such services shall be performed at Developer's own cost and expense, except that all out-of-pocket costs and costs of attorneys and consultants incurred in any such efforts shall be borne by Owner.

          4.5.9 Developer shall advise Owner with respect to all dealings with all governmental authorities who have control over the development of the Project and the construction of all improvements Owner authorizes in writing to be constructed on the Project, including advising Owner with respect to the contest by Owner of any law, regulation or rule which Owner deems to adversely affect the Project.

          4.5.10 The Developer shall review all applicable private restrictions, covenants and easement agreements concerning the development, use and operation of the Project or any portion thereof, including the Declaration of Covenants, Restrictions and Development Standards Applicable to DFW Freeport dated October 29, 1979, recorded in Volume 79212, page 2965, Dallas County Records, as supplemented and amended (the "CC&R"). The Developer shall endeavor to perform such acts as shall be reasonably necessary to effect compliance by the Owner with all such restrictions, covenants and easements, including without limitation the timely submittal of plans and specifications with respect to the Project to the Architectural Control Committee established under the CC&R and obtaining all requisite approvals required to be obtained with respect to the Project under the CC&R.

          4.5.11 The Developer shall negotiate and submit to the Owner for the Owner's approval all contracts for, or otherwise arrange for the delivery of, on a timely basis, all utilities required for the development, construction, and operation of the Project, including, without limitation, water, electricity, telephone, storm sewer, and sanitary sewer services.

          4.5.12 As Owner's representative, Developer shall supervise, administer, coordinate and manage the performance of the Contractor, the Architect, and the other Owner Consultants under their respective contracts with Owner, and Developer shall give or make Owner's instructions, requirements, and approvals provided for in such contracts after obtaining Owner's written approval with respect thereto.

          4.5.13 The Developer shall coordinate the services of such accountants and attorneys as may be engaged by the Owner upon such terms as may be approved by the Owner and utilize such accounting and disbursement systems as may be determined by the Owner.

          4.5.14 The Developer shall review and make recommendations to the Owner regarding the Owner's insurance program so that the Owner shall obtain and keep in force, at the Owner's expense as contemplated in the Development Budget, such policies of insurance, including, but not limited to, public liability, all-risk, and builder's risk, in such amounts and with such carriers as shall be prudent with respect to the Project.

          4.5.15 The Developer will work with Owner in good faith to satisfy the underwriting, closing and ongoing monitoring requirements of any lender providing financing for the acquisition and construction of the Project.

          4.5.16 The Developer shall prepare and deliver to the Owner for Owner's approval all construction draw requests under any construction loan obtained by the Owner with respect to the Project, such draw requests to be in form and content sufficient to permit the lender to approve or disapprove such requests, and after approval of the draw request by Owner, Developer shall cause same to be delivered to the lender.

          4.5.17 The Developer shall cooperate with the Owner's inspecting engineer, if any, and/or Owner's lender's inspection engineer, if any, engaged for the purpose of reviewing the status of the work.

          4.5.18 The Developer shall coordinate, review, administer, manage and oversee the work and activities relating to, and the performance of, the Tenant Improvements to be constructed and installed by the "Landlord" under the Nissan Lease.

          4.5.19 The Developer shall deliver to the Owner copies of all permits, licenses, guaranties, warranties, bills of sale and other contracts, agreements, change orders or commitments obtained or received by the Developer for the account or benefit of the Owner. Developer will keep all originals of such documents in the Project file and deliver such originals to Owner promptly after the Completion Date.

          4.5.20 Following the Completion Date, Developer shall use commercially reasonable efforts to obtain a release of the repurchase option reserved by The Ruth Ray and H. L. Hunt Foundation and The Ruth Foundation (collectively "Seller") in the Special Warranty Deed from Seller to Owner, which release shall be in form suitable for recording in the Dallas County Records.

          4.5.21 Developer shall take whatever actions are necessary and appropriate to accomplish completion of the Project in accordance with the approved Project Schedule and within the approved Development Budget.

          4.5.22 The Developer shall perform and discharge all other obligations of the Developer under this Agreement.

     4.6  Completion.  The Developer hereby agrees to diligently use
          ----------
commercially reasonable efforts and shall devote sufficient time and personnel to cause the development of the Project to be completed in compliance with the time parameters established therefor under the Nissan Lease, and in accordance with the Development Budget as it may from time to time be revised pursuant to
Section 5.2 hereof.

     4.7  Employees.  The Developer shall have in its employ at all times a
          ---------
sufficient number of capable employees to enable the Developer to perform its duties hereunder. The individual development managers designated by the Developer to be dedicated to the Project and who shall be principally responsible for performing the Development Functions shall be subject to the reasonable approval of the Owner. Owner hereby acknowledges its approval of the following individuals as development managers principally responsible for performing the Development Functions: Jeffrey L. Swope, Stephen M. Modory, Robert D. Poynor, and Jim

Stewart. Any substitute development manager shall also be subject to the reasonable approval of the Owner. All persons, other than independent contractors, employed by the Developer in the performance of its responsibilities hereunder shall be exclusively controlled by and shall be the employees of the Developer and not of the Owner, and the Owner shall have no liability, responsibility or authority with respect thereto.

     4.8  Developer's Costs.  Notwithstanding anything contained in any other
          -----------------
provision of this Agreement to the contrary, the following costs and expenses shall be borne solely by the Developer and shall not be borne by the Owner:

          (a) Cost of gross salary and wages, payroll taxes, insurance, workers' compensation and other benefits of any employees of the Developer;

          (b) Cost of forms, papers, ledgers and other supplies and equipment used in the Developer's office;

          (c) Cost of electronic data processing or computer services, or any pro rata charge for data processing or computer services provided by computer service companies, which the Developer may elect to incur in the performance of the Development Functions;

          (d) Cost of office equipment acquired by the Developer to enable it to perform its duties hereunder;

          (e) Cost of advances made to employees of the Developer and cost of travel and lodging by the Developer's employees and agents, except as provided in Section 11.5 hereof; and

          (f) Cost attributable to losses, including any legal fees relating thereto, arising from negligence, fraud or willful act or omission on the part of the Developer or any of the Developer's officers, directors, employees or agents, except to the extent such costs are to be borne by the Owner pursuant to Section 9.3 hereof.

                                   ARTICLE 5
                                   ---------
                              DEVELOPMENT BUDGET
                              ------------------

     5.1  Implementation of Development Budget.  The Owner hereby approves the
          ------------------------------------
Development Budget and the Developer is hereby authorized and directed to implement the Development Budget pursuant to this Agreement. The Developer may, without the need for any further approval whatsoever by the Owner, make any expenditures and incur any obligations provided for in the Development Budget, as it may be revised from time to time as provided herein. The Developer shall use prudence and diligence and shall employ commercially reasonable efforts to ensure that the actual costs incurred for each category or line item of expense as set forth in the Development Budget shall not exceed such category or line item in the Development Budget. The Developer shall advise the Owner promptly if it appears that costs in any category or line item specified in the Development Budget will exceed the amount budgeted therefor. All expenses shall be charged to the proper category or line item in the Development Budget, and no expenses may be classified or reclassified for the purpose of avoiding an excess in the budgeted amount of a category or line item without the Owner's prior written approval; provided, however, Developer may make an allocation of up to 33 1/3% of the "Landlord Contingency" line item in the Development Budget to other categories or line items (other than payments to Developer) without Owner's prior written approval. Except for the allocation of up to 33 1/3% of the "Landlord Contingency" line item in the Development Budget to other categories or line items as provided in the preceding sentence, the Developer shall secure the Owner's prior written approval before incurring and paying any cost which will result in aggregate expenditures under any one category or line item in the Development Budget exceeding the amount budgeted therefor.

     5.2  Revision of Development Budget.  If the Developer at any time
          ------------------------------
determines that the Development Budget is not compatible with the then-prevailing status of the Project and does not adequately provide for the completion of the Project, the Developer shall promptly prepare and submit to the Owner an appropriate revision of the Development Budget. Any such revision shall require the approval of the Owner; provided, however, that any such revision shall be considered approved on the fourteenth (14th) day following its delivery to the Owner, unless the Owner shall, within such fourteen (14) day period, notify the Developer in writing of its disapproval of the proposed revision and specify in such notice the items to which it objects. In the event of any such objection, the Developer and the Owner shall consult and endeavor to reconcile their differences.

     5.3  Emergencies.  Notwithstanding any limitations herein provided, the
          -----------
Developer may spend funds or incur expenses on behalf of the Owner in circumstances which the Developer reasonably and in good faith believes constitute an emergency requiring prompt action to avert, or reduce the risk of, damage to persons or property. The Developer shall, in any case, notify the Owner as soon as practicable of the existence of such emergency and of the action taken by the Developer with respect thereto.

     5.4  Reduction in Fees.  If the Total Project Costs shall exceed the
          -----------------
Capitalized Rent Amount (as hereinafter defined), the amount of the fees payable to the Developer under Sections 11.2 through 11.4 hereof shall be reduced by the amount of such excess, with any reductions to be applied to such fees in the following order of priority:

          (a) first, to unpaid portions of the Development Fee until the remaining Development Fee is reduced to zero;

          (b) then to unpaid portions of the Tenant Occupancy Fee until the remaining Tenant Occupancy Fee is reduced to zero;

          (c) then to any portion of the Development Fee and the Tenant Occupancy Fee which has theretofore been paid to the Developer until all such fees have been reduced to zero, and the Developer hereby agrees to reimburse to the Owner an amount of such fees theretofore paid to the Developer as shall equal the amount of such reduction;

          (d) then to any portion of the Leasing Fee which has theretofore been paid to the Developer until all such fees have been reduced to zero, and the Developer hereby agrees to reimburse to the Owner an amount of such Leasing Fee theretofore paid to the Developer as shall equal the amount of such reduction.

The aforesaid reductions in the fees payable to the Developer under Sections
11.2 through 11.4 hereof shall be effected regardless of whether or not appropriate revisions of the Development Budget are approved by the Owner and regardless of whether or not any increases in costs and expenses incurred by the Owner with respect to the acquisition of the Land or the designing, engineering, planning, development, construction, installation, completion, leasing and financing of the Project are approved by the Owner; provided, however, in the
                                                    --------  -------
event such costs and expenses shall increase as a result of a change by the Owner in the scope of the work comprising the Project, the incremental costs due to the change in the scope of the work shall not cause a reduction in the fees payable to the Developer under Sections 11.2 through 11.4 hereof. The Owner shall not be obligated to accept or agree to changes in the scope of the work comprising the Project in order to reduce the costs and expenses with respect thereto. The Owner and the Developer agree that appropriate reductions in the fees payable to the Developer (and reimbursements thereof to the Owner, if applicable) shall be effected as and when it is reasonably determined by the Owner that the costs and expenses under any category or line item in the Development Budget shall exceed the amount originally budgeted therefor or that costs and expenses will be incurred that are not originally budgeted under the Development Budget; provided, however, the Owner and the Developer shall make reasonable allocations of the "Landlord Contingency" line item in the Development Budget to other categories or line items prior to effecting a reduction in the fees payable to the Developer, so long as a reasonable reserve is maintained in the "Landlord Contingency" line item to cover future contingencies. Promptly following the Completion Date, the Owner and the Developer shall make any final adjustments and payments between them to give effect to the agreements set forth in this Section 5.4. For purposes hereof, the term "Capitalized Rent Amount" shall mean the amount calculated by dividing the Base Rent amount payable by Nissan under the Nissan Lease for the first twelve
(12) months of the initial term of the Nissan Lease (taking into account any adjustment in the amount of Base Rent effectuated pursuant to the last paragraph of Exhibit "D" to the Nissan Lease, but without taking into account or deducting any credits against Base Rent to which Nissan is entitled under Paragraphs 2 or 7 of Exhibit "C" attached to the Nissan Lease or under Exhibit "D" attached to the Nissan Lease) by 0.10.

     5.5  Developer's Obligation for Overage.  If the Total Project Costs shall
          ----------------------------------
exceed the Capitalized Amount by more than the aggregate of the Development Fee, the Tenant Occupancy Fee and the Leasing Fee, in addition to the foregoing Fees being reduced to zero (and Developer reimbursing Owner the amount of such Fees theretofore paid to Developer) as provided in Section 5.4 above, Developer agrees to pay to the Owner the amount of such overage as and when such overage amounts are incurred by Developer. No limitation on Developer's liability under this Agreement, including, without limitation, such limitations set forth in Sections 4.3.1, 4.3.2, 9.1 and 9.6 hereof, shall affect or limit the obligations of Developer under Section 5.4 above or this Section 5.5.

                                   ARTICLE 6
                                   ---------
                           AUTHORITY OF THE DEVELOPER
                           --------------------------

     6.1  General Authority.  The Developer shall have, and is hereby granted by
          -----------------
the Owner, full and complete power, authority, and discretion to act for, and in the name, place, and stead of, the Owner in carrying out and discharging the responsibilities and obligations of the Developer under this Agreement (including, without limitation, all of the responsibilities imposed upon the Developer under Article 4 hereof); provided, however, that the Developer shall have no right or authority, express or implied, to commit or otherwise obligate the Owner in any manner whatsoever except to the extent specifically provided herein or specifically authorized in writing by the Owner.

     6.2  Execution of Documents and Agreements.  Only when specifically
          -------------------------------------
authorized by the Owner in a writing to the Developer, the Developer may, at the Developer's election, execute any documents, agreements, or other instruments on behalf of the Owner as follows, it being acknowledged that the Developer shall be entitled to the indemnification by the Owner for any obligations or liabilities thereunder and shall not thereby incur any liability or obligation to any third party thereunder:

                         WELLS OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership


                         By:  Champion Partners, Ltd., as development manager

                              By: Champion Holdings, Ltd., a Texas limited partnership, its general partner

                                    By:  Champion Interests, Inc., a Texas
                                         corporation, its general partner


                                         By:______________________
                                         Name:____________________
                                         Title:___________________


     6.3  Ratification of Prior Actions of Developer.  Owner hereby acknowledges
          ------------------------------------------
its ratification and approval of the actions of Developer taken prior to the date hereof and listed on Exhibit "H" attached hereto and by reference made a
                          -----------
part hereof.

                                   ARTICLE 7
                                   ---------
                            ACCOUNTING AND REPORTS
                            ----------------------

     7.1  Books of Account.  The Developer shall maintain or cause to be
          ----------------
maintained true and accurate books of account reflecting the planning, design, construction, and completion of the Project. All entries to such books of account shall be supported by sufficient documentation to permit the Owner and its auditors to ascertain that said entries are properly and accurately recorded. Such books of account shall be located at the Developer's principal metropolitan Dallas, Texas office and shall be maintained in accordance with the Developer's present cash method of accounting, unless otherwise directed or approved by the Owner. The Developer shall ensure such control over accounting and financial transactions as is reasonably required to protect the Owner's assets from theft, error or fraudulent activity on the part of the Developer, the Developer's employees or agents.


     7.2  Monthly Reports.  Within ten (10) days after the end of each calendar
          ---------------
month, the Developer shall prepare a report with respect to the Project (hereinafter referred to as the "Monthly Report") and shall cause the same to be delivered to the Owner and the Owner's inspecting engineer, if any. Each Monthly Report shall be subdivided into categories specified in the Development Budget and shall contain the following information respecting the Project:


          (a) The draw request for the month covered by the Monthly Report, including:

               (i)    each draw request letter;

               (ii)   each certificate of the Architect;

               (iii) each application and certificate for payment of the Contractor; and

               (iv)   any other invoices covered in the draw request.

          (b) The costs incurred under the Construction Contract as of the date of the Monthly Report.

          (c) All costs incurred but not paid as of the date of such Monthly Report.

          (d) A comparison of the amount of actual costs incurred as of the date of the Monthly Report to the budgeted costs as of such date, shown on a line-item basis using the same categories or line items set forth in the Development Budget.

          (e) Photographs of the Project depicting the current status of construction.

          (f) A report with respect to the progress of construction, including information as to whether the commencement, milestone and completion dates in the Project Schedule and the Nissan Lease are being achieved. The Developer shall identify in such report potential variances between the completion dates required in the Project Schedule and the Nissan Lease and the probable completion dates and shall make recommendations as to adjustments necessary to meet the required completion dates.

     The Developer shall furnish the Owner with a certificate from Developer in respect of each such Monthly Report certifying that to the best of Developer's knowledge, such Monthly Report is accurate, true and complete in all respects.

     7.3  Annual Development and Financial Statements.  Within thirty (30) days
          -------------------------------------------
after the end of each fiscal year of the Owner during the term of this Agreement, the Developer shall cause to be prepared and delivered to the Owner, at the Owner's expense, a report which is a summary of the previous Monthly Reports for such fiscal year which have been tendered to the Owner pursuant to
Section 7.2 hereof. In addition, within sixty (60) days after the end of each fiscal year of the Owner during the term of this Agreement, the Developer shall cause to be prepared and delivered to the Owner, at the Owner's expense, unaudited financial statements reflecting all receipts and disbursements collected, received, or made by the Developer with respect to the development and the construction of the Project for such fiscal year. The Developer shall also cause to be prepared and delivered to the Owner such other reports and information with respect to the development and construction of the Project for each fiscal year as the Owner shall reasonably request.


     7.4  Examination of Books and Records.  The Owner, at its expense, shall
          --------------------------------
have the right at all reasonable times during normal business hours and upon at least twenty-four (24) hours advance notice, to audit, to examine, and to make copies of or extracts from the books of account and records maintained by the Developer with respect to the Project. If the Owner shall notify the Developer of either weaknesses in internal control or errors in record keeping, the Developer shall correct such weaknesses and errors as soon as possible after they are disclosed to the Developer. The Developer shall notify the Owner in writing of the actions taken to correct such weaknesses and errors.

                                   ARTICLE 8
                                   ---------
                                    BANKING
                                    -------

     8.1  Separate Accounts.  It is contemplated that the Owner will make
          -----------------
disbursements with respect to the development and construction of the Project directly to the Architect (if applicable) and the Contractor. Nevertheless, all disbursements and other funds of the Owner which may be received by the Developer hereunder with respect to the development or construction of the Project shall be deposited by the Developer and held in such bank account or accounts maintained by the Developer in such bank or banks with federal deposit insurance protection as may be selected by the Developer and approved by the Owner. All such funds shall be and shall remain the property of the Owner and shall be disbursed by the Developer in payment of the obligations of the Owner incurred in connection with the development and construction of the Project, or, subject to the provisions of Section 8.2 below, shall be disbursed to the Owner at the Owner's request. Except as hereinafter provided, the Developer shall not commingle the Owner's funds with the funds of any other person.

     8.2  The Owner's Duty to Provide Funds.  The Owner agrees that the Owner
          ---------------------------------
will pay all current obligations of the Owner in accordance with the Development Budget, including all obligations of the Owner to the Developer hereunder. Alternatively, at the Owner's option, the Owner may elect to provide funds to the Developer so that the Developer can pay all such obligations of the Owner (excluding obligations to the Developer, it being understood and agreed that such obligations to the Developer shall be paid directly by the Owner to the Developer). If the Owner elects to cause the Developer to make payment of such obligations, the Owner hereby agrees that, by making deposits to (following notice as provided below), or by refraining from withdrawing funds from, the bank account or accounts maintained by the Developer pursuant to Section 8.1 above, the Owner shall, during the term of this Agreement, maintain sufficient funds in such bank account or accounts to enable the Developer to pay all current obligations of the Owner in accordance with the Development Budget, excluding the obligations of the Owner to the Developer hereunder. Accordingly, the Owner shall, within ten (10) days of its receipt of any written request from the Developer for additional funds (which request must specify the amount of such funds requested and the purposes for which they are to be used), deposit in such bank account or accounts such additional funds as the Owner shall consider appropriate with respect to such request by the Developer.

     8.3  Investment of Owner's Funds.  If at any time there are in the bank
          ---------------------------
account or accounts established pursuant to Section 8.1 above, funds of the Owner, from whatever sources, temporarily exceeding the immediate cash needs of the Project, the Developer may (and at the discretion of the Owner shall) invest such excess funds in such savings accounts, certificates of deposit, United States Treasury obligations, commercial paper, and the like, as the Developer shall deem appropriate or as the Owner shall direct, provided that the form of any such investment shall be consistent with the Developer's need to be able to liquidate any such investment to meet the cash needs of the Project from time to time.

                                   ARTICLE 9
                                   ---------
                         STANDARD OF CARE; LIABILITY;
                         ----------------------------
                          INDEMNITY; CONFIDENTIALITY
                          --------------------------

     9.1  Standard of Care; Developer's Liability.  The Developer shall have no
          ---------------------------------------
liability to the Owner for any errors of judgment, or any mistakes of fact or of law, made in a good faith effort to perform and carry out the Developer's responsibilities under this Agreement, unless the Developer has failed to exercise that degree of care and skill required of the Developer under Section
2.1 hereof, provided, of course, that sufficient funds are made available by the Owner for the performance of the Developer's responsibilities.

     9.2  Indemnity of Owner.  The Developer hereby agrees to indemnify, defend
          ------------------
and hold harmless the Owner and its partners and their respective officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorneys' fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of the gross negligence, fraud or any willful act or omission of the Developer, or any of its officers, directors, agents or employees, in connection with this Agreement or the Developer's services or work hereunder, whether within or beyond the scope of its duties or authority hereunder.

     9.3  Indemnity of Developer.  The Owner hereby agrees to indemnify, defend
          ----------------------
and hold harmless the Developer, its officers, directors and employees, from and against any and all claims, demands, losses, liabilities, actions, lawsuits and other proceedings, judgments and awards, and costs and expenses (including without limitation reasonable attorney's fees and court costs incurred in connection with the enforcement of this indemnity or otherwise), arising out of (i) any action taken by the Developer within the scope of its duties or authority hereunder, excluding only such of the foregoing as result from the negligence, fraud or willful act of the Developer, its officers, directors, agents and employees, and (ii) the gross negligence, fraud or any willful act or omission of the Owner and its partners and their respective officers, directors and employees.

     9.4  Survival of Indemnities.  The provisions of Sections 9.2 and 9.3
          -----------------------
hereof shall survive the completion of the Developer's services hereunder or any earlier termination of this Agreement.

     9.5  No Obligation to Third Parties.  None of the responsibilities and
          ------------------------------
obligations of the Developer under this Agreement shall in any way or in any manner be deemed to create any liability of the Developer to, or any rights in, any person or entity other than the Owner.

     9.6  Nature of the Developer's Duties and Responsibilities.  The Owner
          -----------------------------------------------------
hereby acknowledges that the Developer's duties and responsibilities hereunder with respect to the development and construction of the Project consist only in managing, supervising, and coordinating the planning, design, construction and completion of the Project and the performance of the other Development Functions in accordance with the terms of this Agreement; that the Developer is not itself preparing any architectural or engineering plans, designs, or specifications or performing any construction required for the development or completion of the Project; that the Developer is not a guarantor or insurer of any work to be performed by any other party in connection with the planning, design, construction, and completion of the Project; and that the Developer is not responsible for, and will not be liable for, any work, act, omission, negligence, gross negligence, or intentional misconduct of any other party employed by the Owner or performing work for the Owner in connection with the Project.

     9.7  Ownership of Information and Materials.  The Owner shall have the
          --------------------------------------
right to use, without further compensation to the Developer, all written data and information generated by or for the Developer in connection with the Project or supplied to the Developer by the Owner or the Owner's contractors or agents, and all drawings, plans, books, records, contracts, agreements and all other documents and writings in its possession relating to its services or the Project. Such data and information shall at all times be the property of the Owner. The Developer agrees, for itself and all persons retained or employed by the Developer in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of the Owner which is heretofore or hereafter disclosed to the Developer or any such persons and which is designated by the Owner as confidential and proprietary, including but not limited to any proprietary or confidential data, information, plans, programs, plants, processes, equipment, costs, operations, tenants or customers which may come within the knowledge of the Developer or any such persons in the performance of, or as a result of, its services, except where (i) the Owner specifically authorizes the Developer to disclose any of the foregoing to others or such disclosure reasonably results from the performance of the Developer's duties hereunder, or (ii) such written data or information shall have theretofore been made publicly available by parties other than the Developer or any such persons, or (iii) Developer is required by law to disclose such information (provided that in such case Developer shall give Owner prior notice of the request for disclosure and shall cooperate with Owner in obtaining a protective order or other remedy at Owner's expense). Nothing contained in this Section 9.7 shall be deemed to limit or restrict the provisions of Article 14 hereof or of the rights of the Developer thereunder.

                                   ARTICLE 10
                                   ----------
                                   INSURANCE
                                   ---------

     10.1 Insurance Requirements.  Throughout the term of this Agreement,
          ----------------------
insurance with respect to the Project shall be carried and maintained in force in accordance with the provisions contained in Exhibit "C", attached hereto and
                                               -----------
incorporated herein by this reference, with the premiums and other costs and expenses for such required insurance to be borne as provided in Exhibit "C".
                                                                -----------

     10.2 Waiver of Subrogation.  Owner, on behalf of itself and its insurers,
          ---------------------
waives its rights of recovery against Developer or Developer's partners and their respective officers, directors and employees, for damages sustained by Owner as a result of any damage to any property arising from any risk or peril generally covered or coverable by any insurance policy actually carried by or required to be carried by Owner pursuant to the terms of this Agreement, regardless of cause, including negligence; and Owner agrees that no party shall have any such right of recovery by way of subrogation or assignment. Developer, on behalf of itself and its insurers, waives its rights of recovery against Owner and Owner's partners and their respective officers, directors and employees, for damages sustained by Developer as a result of any damage to any property arising from any risk or peril generally covered or coverable by any insurance policy actually carried by or required to be carried by Developer pursuant to the terms of this Agreement, regardless of cause, including negligence; and Developer agrees that no party shall have any such right of recovery by way of subrogation or assignment. Owner and Developer shall each notify their respective insurance carriers of the mutual waivers herein contained and shall cause their respective insurance policies required hereunder to be endorsed, if necessary, to prevent any invalidation of coverage as a result of the mutual waivers herein contained.


                                  ARTICLE 11
                                  ----------
                         COMPENSATION OF THE DEVELOPER
                         -----------------------------

     11.1 Fees - General.  As compensation for the services rendered and to be
          --------------
rendered by the Developer under this Agreement, the Owner shall pay the Developer the Development Fee, the Leasing Fee, and the Tenant Occupancy Fee, all in accordance with and subject to the terms and provisions of Sections 11.2, 11.3, and 11.4 hereof, respectively, and all such Fees shall be subject to reduction as provided in Section 5.4 hereof.

     11.2 Development Fee.  The Owner shall pay the Developer, as the
          ---------------
Development Fee for the Project, the sum of One Million Two Hundred Fifty Thousand and No/100 Dollars ($1,250,000.00). The Development Fee shall be paid in monthly installments commencing with the month following the month during which the Owner acquires the Land. The monthly installments shall be $50,000 for each of the first four (4) months and then $75,000 for each of the twelve (12) months thereafter; provided, however, in the event of any actual or anticipated delay in the progress of the Project of more than one (1) month from the scheduled progress of the Project as set forth on the original Project Schedule, the amount of the aforesaid monthly installments shall be appropriately adjusted to take such delay into account. The $150,000 remaining balance of the Development Fee shall be due and payable upon the Completion Date, and as a condition precedent to the payment of such remaining balance, Developer shall submit to Owner the following: (a) fully executed, unconditional, final lien waiver and release from Developer in the form attached hereto as Exhibit "G", and (b) fully executed, unconditional, final lien and
          -----------
claim waiver and releases from the Contractor and all subcontractors performing work or supplying labor or materials in connection with the Project. The Development Fee shall be subject to reduction as provided in Section 5.4 hereof.

     11.3 Leasing Fee.  With respect to the Nissan Lease, Owner shall pay to the
          -----------
Developer, as the Leasing Fee with respect to the Nissan Lease, and as full and complete compensation for all leasing services provided by the Developer in connection with such Nissan Lease, an amount equal to One Million and No/100 Dollars ($1,000,000.00). Such Leasing Fee shall be due and payable at such time as the Owner shall make the initial disbursement of funds following the commencement of on-site development work with respect to the Project and the acquisition by Owner of the Land. The Leasing Fee shall be subject to reduction as provided in Section 5.4 hereof.

     11.4 Tenant Occupancy Fee.  The Owner shall pay the Developer, as the
          --------------------
Tenant Occupancy Fee, an amount determined by first calculating the positive difference, if any, between the Capitalized Rent Amount and the Total Project Costs, and then subtracting from such difference the amount of the Reserve Account, if any. The amount of Tenant Occupancy Fee as so determined shall be subject to increase as provided in Exhibit "I" attached hereto. The amount of
                                   -----------
Tenant Occupancy Fee shall be subject to reduction as provided in Section 5.4 hereof, and, in addition, the Owner shall have the right to offset against the Tenant Occupancy Fee the amount of any payment due from Developer to Owner under
Section 12.1 hereof. The Tenant Occupancy Fee (excluding any portion deferred pursuant to Exhibit "I" attached hereto) shall be due and payable in one lump
            -----------
sum upon the Completion Date and the final calculation of the Total Project Costs; provided, however, if any Punchlist items shall remain to be cured, corrected or completed at such time as the Tenant Occupancy Fee shall be due and payable, Owner shall have the right to withhold from the payment of the Tenant Occupancy Fee an amount which, when combined with the retainage amount withheld from the Contractor to assure performance and completion of such Punchlist items, shall be equal to 200% of the estimated cost to cure, correct or complete such Punchlist items, and the amount held back from Developer shall be paid to Developer only after the Punchlist items have been fully cured, corrected or completed (or shall otherwise be available to pay the costs of curing, correcting or completing such Punchlist items). As a condition precedent to the payment of the Tenant Occupancy Fee, Developer shall submit to Owner the following: (a) fully executed, unconditional, final lien waiver and release from Developer in the form attached hereto as Exhibit "G", and (b) fully
                                              -----------
executed, unconditional, final lien and claim waiver and releases from the Contractor and all subcontractors performing work or supplying labor or materials in connection with the Project.

     11.5 Reimbursement of Costs.  In addition to the Fees payable under
          ----------------------
Sections 11.2, 11.3 and 11.4 above, and subject to the limitations imposed by the Development Budget, Owner agrees to reimburse Developer for all reasonable and verifiable out-of-pocket expenses incurred by Developer for costs of prints, reproductions, telephone, telegrams, postage, and couriers, for costs of in-town travel by personal automobile at the then current reimbursement rate allowed under the Internal Revenue Code and regulations, and for out-of-town travel when authorized in advance and in writing by Owner. The amounts to be reimbursed by Owner pursuant to this Section 11.5 shall be paid monthly after receipt by Owner of a bill therefor accompanied by supporting statements or invoices, or if such supporting documentation is not available due to the nature of the cost or expense incurred, an explanation in reasonable detail from Developer of the costs and expenses to be reimbursed. The first such reimbursement by Owner pursuant to this Section 11.5 shall be paid at such time as the Owner shall make the initial disbursement of funds following the commencement of on-site development work with respect to the Project and the acquisition by Owner of the Land.

     11.6 Disbursements to the Developer.  The Developer may not disburse to
          ------------------------------
itself any amounts due under this Article 11 from the bank account or accounts maintained by the Developer pursuant to Article 8 hereof, it being understood and agreed that the amounts due and payable to the Developer under this Article 11 shall be paid directly by the Owner to the Developer.

                                  ARTICLE 12
                                  ----------
         RENT CREDITS; REIMBURSEMENTS OF ADVANCES, COSTS AND EXPENSES
         ------------------------------------------------------------

     12.1 Payment by Developer of Rent Credits.  If Tenant is entitled to any
          ------------------------------------
credit against Base Rent under Paragraphs 2 and/or 7 of Exhibit "C" attached to the Nissan Lease and/or under Exhibit "D" attached to the Nissan Lease, the Developer shall pay to the Owner the amount of such credit. To the extent there exists any Tenant Occupancy Fee not yet funded to Developer, such payment by the Developer to the Owner shall be effectuated by means of a credit against such unfunded Tenant Occupancy Fee until such Tenant Occupancy Fee is reduced to zero, and any remaining such payment by the Developer to the Owner shall be due and payable upon the date(s) that such rent credits are actually effectuated by Nissan against the Base Rent payable under the Nissan Lease.

     12.2 Reimbursement by Owner of Advances.  The Developer shall not be
          ----------------------------------
required to advance any of its own funds for the payment of any costs and expenses incurred by or on behalf of the Owner in connection with the Project, but if the Developer advances its own funds in payment of any of such costs and expenses, the Owner, subject to the provisions of Sections 4.8, 5.2 and 11.6 hereof, shall promptly reimburse the Developer.

     12.3 Reimbursement by Owner of Costs and Expenses.  At such time as the
          --------------------------------------------
Owner shall make the initial disbursement of funds following the commencement of on-site development work with respect to the Project and the acquisition by Owner of the Land, the Owner shall reimburse the Developer for all costs and expenses set forth on Exhibit "D" attached hereto and by this reference made a
                      -----------
part hereof, all of which costs and expenses the Developer hereby represents and warrants were incurred and paid by the Developer prior to the date hereof (or will be paid by the Developer in due course) in connection with the Project and are authorized and bona fide expenditures under the Development Budget.

                                   ARTICLE 13
                                   ----------
                            DEFAULT AND TERMINATION
                            -----------------------

     13.1 Default by Developer.  Upon the happening of any Event of Default (as
          --------------------
hereinafter defined), the Owner shall have the absolute unconditional right to terminate this Agreement by giving written notice of such termination to the Developer. Any one or more of the following events shall constitute an "Event of Default" by the Developer under this Agreement:

          (a) If the Developer shall fail to observe, perform or comply in any material respect with any term, covenant, agreement or condition of this Agreement which is to be observed, performed or complied with by the Developer under the provisions of this Agreement, and such failure shall continue uncured for twenty (20) days after the giving of written notice thereof by the Owner to the Developer specifying the nature of such failure, unless such failure can be cured but is not susceptible of being cured within said twenty (20) day period, in which event such a failure shall not constitute an Event of Default if the Developer commences curative action within said twenty (20) day period, and thereafter prosecutes such action to completion with all due diligence and dispatch;

          (b) If the Developer shall make a general assignment for the benefit of creditors;

          (c) If any petition shall be filed against the Developer in any court, whether or not pursuant to any statute of the United States or of any State, in any bankruptcy, reorganization, dissolution, liquidation, composition, extension, arrangement or insolvency proceedings, and such proceedings shall not be dismissed within sixty (60) days after the institution of the same, or if any such petition shall be so filed by the Developer;

          (d) If, in any proceeding, a receiver, trustee or liquidator be appointed for all or a substantial portion of the property and assets of the Developer, and such receiver, trustee or liquidator shall not be discharged within ninety (90) days after such appointment;

          (e) If the Developer shall assign this Agreement or any of its rights or obligations hereunder, without the prior written consent of the Owner; and

          (f) If the Developer shall intentionally or willfully fail to perform any of its duties or obligations hereunder, or if the Developer shall misappropriate any funds of the Owner in the possession or control of the Developer or shall otherwise commit an act of fraud against the Owner (except that if such misappropriation of funds or fraud by the taking is committed by an employee of the Developer, such event may be cured by the Developer if the Developer makes prompt restitution to the Owner and discharges such employee).

     13.2 Additional Terminating Event.  The Owner shall have the right to
          ----------------------------
terminate this Agreement upon written notice to the Developer in the event the Owner shall elect for any reason whatsoever not to acquire the Land.

     13.3 Default by Owner.  If the Owner fails to comply with or perform in any
          ----------------
material respect any of the terms and provisions to be complied with or any of the obligations to be performed by the Owner under this Agreement, and such failure continues uncured for a period of twenty (20) days after written notice to the Owner specifying the nature of such default (or, in the case of a non-monetary default, such longer period of time as may be needed in the exercise by the Owner of due diligence to effect a cure of any such non-monetary default), then the Developer shall have the right, in addition to all other rights and remedies available to the Developer at law and in equity (including without limitation the right to pursue an action for specific performance), at its option, to terminate this Agreement by giving written notice thereof to the Owner, in which event the Owner shall immediately pay to the Developer, in cash,
(i) the sums payable to the Developer upon termination as provided in Section
13.4 hereof, and (ii) the Tenant Occupancy Fee, and upon the payment of such amounts, subject to Sections 9.2, 9.3, 9.7, and 13.5 hereof, the Owner and the Developer shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement.

     13.4 Obligation for Fees Upon Termination.  Upon any termination of this
          ------------------------------------
Agreement, the Owner shall pay to the Developer all amounts due and payable to the Developer as of the date of termination pursuant to the terms of this Agreement (including, without limitation, any accrued but unpaid installments of the Development Fee) less, if this Agreement terminates as a result of an Event
                     ----
of Default, an amount equal to the damages incurred or suffered (or to be incurred or suffered) by the Owner as a result of such Event of Default. Upon the payment of all such amounts payable under this Section, subject to Sections 9.2, 9.3, 9.7, and 13.5 hereof, the Owner and the Developer shall have no further rights, duties, liabilities or obligations whatsoever under this Agreement.

     13.5 Actions Upon Termination.  Upon any termination of this Agreement, the
          ------------------------
Developer shall promptly (a) account for and deliver to the Owner any monies of the Owner held by the Developer, including funds in the bank account or accounts maintained by the Developer pursuant to Article 8 hereof and any funds due the Owner under this Agreement but received after such termination, and (b) deliver to the Owner or to such other person as the Owner shall designate in writing, all materials, supplies, equipment, keys, contracts, documents and books and records pertaining to this Agreement or the development of the Project. The Developer shall also furnish all such information, take all such other action and shall cooperate with the Owner as the Owner shall reasonably require in order to effectuate an orderly and systematic termination of the Developer's duties and activities hereunder. This Section 13.5 of this Agreement shall survive any termination of this Agreement.

     13.6 Interest.  Payments due and unpaid under this Agreement shall bear
          --------
interest from the date which is ten (10) days after the due date thereof until paid at the prime rate as published in the Wall Street Journal plus two percent (2%). The prime rate to be used for the calculation of interest shall be the prime rate in effect at the time that payment was due.

                                  ARTICLE 14
                                  ----------
                       OTHER ACTIVITIES OF THE DEVELOPER
                       ---------------------------------

     The Owner hereby acknowledges that the Developer is engaged in the ownership, development, leasing, sale, and management of commercial properties other than the Project and the Owner hereby agrees that the Developer shall in no way be restricted from, or have any liability to account to the Owner with respect to, such activities, notwithstanding that such activities may compete with, or be enhanced by, the Developer's activities under this Agreement or the Owner's ownership of the Project.

                                  ARTICLE 15
                                  ----------
                              NATURE OF AGREEMENT
                              -------------------

     The rights and duties granted to and assumed by the Developer hereunder are those of an independent contractor only. Nothing contained herein shall be so construed as to constitute the relationship created under this Agreement between the Developer and the Owner as a mutual agency, a partnership, or a joint venture.

                                  ARTICLE 16
                                  ----------
                              GENERAL PROVISIONS
                              ------------------

     16.1 Notices.  Whenever any notice, consent, approval, demand or request
          -------
required or permitted under this Agreement, such notice, consent, approval, demand or request shall be in writing and shall be delivered by hand or sent by registered or certified mail, return receipt requested, to the addresses set out below or to such other addresses as are specified by written notice given in accordance herewith, or sent via facsimile transmission to the facsimile numbers set out below or to such other facsimile numbers as are specified by written notice given in accordance herewith:

     Owner:            Wells Operating Partnership, L.P.
                       c/o Wells Capital, Inc.
                       6200 The Corners Parkway
                       Suite 250
                       Norcross, Georgia  30092
                       Fax: (770) 200-8199
                       Attention:  Mr. Michael C. Berndt
     with a copy to:   Troutman Sanders LLP
                       600 Peachtree Street, N.E.
                       Suite 5200
                       Atlanta, Georgia  30308-2216
                       Fax:  (404) 962-6577
                       Attention:  Mr. John W. Griffin

     Developer:        Champion Partners, Ltd.
                       15601 Dallas Parkway
                       Suite 100
                       Addison, Texas  75001
                       Fax:  (972) 490-5599
                       Attention:  Mr. Jeffrey L. Swope

     with a copy to:   Winstead Sechrest & Minick P.C.
                       5400 Renaissance Tower
                       1201 Elm Street
                       Dallas, Texas  75270
                       Fax:  (214) 745-5390
                       Attention:  Mr. T. Andrew Dow

     All notices, consents, approvals, demands or requests delivered by hand shall be deemed given upon the date so delivered; those given by mailing as hereinabove provided shall be deemed given on the date on which such notice, demand, or request is so deposited in the United States Mail; those given by facsimile transmission shall be deemed given on the first business day following the date shown on sender's copy thereof showing the proper "answerback" code for the facsimile transmission number to which the notice is sent. Nonetheless, the time period, if any, in which a response to any notice, demand, or request must be given shall commence to run from the date of receipt of the notice, demand, or request by the addressee thereof. Any notice, demand, or request not received because of changed address of which no notice was given as hereinabove provided or because of refusal to accept delivery shall be deemed received by the party to whom addressed on the date of hand delivery or on the third calendar day following deposit in the United States Mail, as the case may be.

     16.2 Modifications.  Neither any change or modification of this Agreement
          -------------
nor any waiver of any term or condition hereof shall be valid or binding on the parties hereto, unless such change, modification, or waiver shall be in writing and signed by the party to be bound thereby.

     16.3 Binding Effect.  This Agreement shall inure to the benefit of and
          --------------
shall be binding upon the parties hereto, their successors, transferees, and permitted assigns.

     16.4 Duplicate Originals.  For the convenience of the parties hereto, any
          -------------------
number of counterparts hereof may be executed, each such counterpart shall be deemed to be an original instrument, and all of such counterparts shall together be deemed one and the same instrument.

     16.5 Construction.  This Agreement shall be interpreted, constructed, and
          ------------
enforced in accordance with the laws of the State of Texas. The titles of the articles and sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms or provisions herein. The parties agree that they have both participated equally in the negotiation and preparation of this Agreement and no court construing this Agreement or the rights of the parties hereunder shall be prejudiced toward either party by reason of the rule of construction that a document is to be construed more strictly against the party or parties who prepared the same.


     16.6 Entire Agreement.  This Agreement is intended by the parties hereto to
          ----------------
be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms thereof notwithstanding any representation or statement to the contrary heretofore made.


     16.7 Assignment.  This Agreement shall not be assigned by the Developer
          ----------
without the prior written consent of the Owner, and any such assignment by the Developer without the prior written consent of the Owner shall be null, void and of no force and effect and shall be an Event of Default hereunder. This Agreement shall not be assigned by the Owner without the prior written consent of the Developer, except that Owner shall have the right at any time to assign this Agreement or any of its rights or obligations hereunder to any affiliate of the original Owner or of Wells Capital, Inc. to whom Owner's interest in the Project is conveyed, provided that no such assignment shall relieve the original Owner from any obligations under this Agreement. Upon any such assignment of this Agreement by Owner or Developer, the assigning party shall cause the assignee to expressly assume in writing the assigning party's obligations under this Agreement first arising or accruing after the date of the assignment.


     16.8 Authorized Representatives.  Any consent, approval, authorization, or
          --------------------------
other action required or permitted to be given or taken under this Agreement by the Developer or the Owner, as the case may be, shall be given or taken by the authorized representative of each. For purposes of this Agreement, (a) the authorized representative of the Developer shall be Jeffrey L. Swope, Stephen M. Modory, Robert D. Poynor or Jim Stewart; (b) the authorized representative of the Owner shall be Leo F. Wells, III, Michael C. Berndt or Mike Watson. Any party hereto may from time to time designate other or replacement authorized representatives by written notice from its authorized representative to the other parties hereto. The written statements and representations of any authorized representative of the Developer or the Owner shall for the purposes of this Agreement be binding upon such party for whom the authorized representative purports to act, and the other parties hereto shall have no obligation or duty whatsoever to inquire into the authority of any such representative to take any action which he proposes to take, regardless of whether such representative actually has the authority to take any such action; and the Developer and the Owner shall be entitled to rely upon any direction, authorization, consent, approval, or disapproval given by any authorized representative of the Developer or the Owner, as the case may be, in connection with any matter arising out of or in connection with this Agreement or the Project.

     16.9  Terminology.  All personal pronouns used in this Agreement, whether
           -----------
used in the masculine, feminine, or neuter gender, shall include all other genders; and all terms used herein in the singular shall include the plural, and vice versa.

     16.10 Time of Essence.  Time is of the essence of this Agreement.
           ---------------

     IN WITNESS WHEREOF, the parties hereto have executed and sealed this Agreement as of the day, month and year first above written.


                         "DEVELOPER":
                          ---------

                         CHAMPION PARTNERS, LTD.,
                         a Texas limited partnership

                         By: Champion Holdings, Ltd., a Texas limited partnership, its general partner

                              By:   Champion Interests, Inc., a Texas
                                    corporation, its general partner

                                    By: /s/ Jeffrey L. Swope
                                       ----------------------------
                                    Name:   Jeffrey L. Swope
                                    Title:  President


                         "OWNER"
                         -------

                         WELLS OPERATING PARTNERSHIP, L.P.,
                         a Delaware limited partnership

                         By: Wells Real Estate Investment Trust, Inc., a Maryland corporation, general partner


                              By: /s/ Leo F. Wells III
                                 ---------------------------------
                              Name: Leo F. Wells III
                                   -------------------------------
                              Title: President
                                    ------------------------------

                                  EXHIBIT "A"
                                  -----------

             DESCRIPTION OR SITE PLAN OF FEE PARCEL COMPRISING LAND

                                   EXHIBIT A

BEING a tract of land situated in the CORDELIA BOWEN SURVEY, ABSTRACT NO. 56, DALLAS County, Texas, and being all of Lot 7, Block C of DFW FREEPORT, 12TH INSTALLMENT, an Addition to the City of Irving, Texas, recorded in Volume 86246, Page 317, Deed Records of DALLAS County, Texas, said tract being more particularly described by metes and bounds as follows:

BEGINNING at a 1/2 inch iron rod with "Halff Assoc., Inc" cap (hereafter referred to as "with cap") found for corner at the North end of a right of way corner clip at the intersection of the Northeast right of way line of Esters Boulevard (80 foot right of way) and the Southeast right of way line of Freeport Parkway (100 foot right of way);

THENCE North 54 degrees 19 minutes 10 seconds East, with said Southeast right of way line of Freeport Parkway, a distance of 57.16 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the left having a radius of
880.59 feet;

THENCE in a Northerly direction, continuing with said Southeast right of way line and along said curve to the left, through a central angle of 44 degrees 00 minutes 00 seconds, an arc distance of 676.24 feet to a 1/2 inch iron rod with cap found for corner;

THENCE North 10 degrees 19 minutes 10 seconds East, continuing along said right of way line, a distance of 87.55 feet to a 1/2 inch iron rod with cap found for corner, said point being the Southwest end of a right of way corner clip at the intersection of said Southeast right of way line of Freeport Parkway and the Southwest right of way line of Regent Boulevard (100 foot right of way);

THENCE North 55 degrees 19 minutes 10 seconds East, along said right of way corner clip, a distance of 25.00 feet to a 1/2 inch iron rod with cap found for corner on said Southwest line of Regent Boulevard;

THENCE South 79 degrees 40 minutes 50 seconds East, along said Southwest right of way, a distance of 402.27 feet to a 1/2 inch iron rod with cap found at the beginning of a curve to the right having a radius of 549.97 feet;

THENCE in a Southeasterly direction, continuing with said Southwest right of way line, along said curve to the right, through a central angle of 43 degrees 56 minutes 10 seconds, an arc distance of 421.73 feet to a 1/2 inch iron rod with cap found at the end of said curve;

THENCE, South 35 degrees 44 minutes 40 seconds East, continuing with said Southwest right of way line, a distance of 88.38 feet to a 1/2 inch iron rod with cap found for corner, said point being the Northern most corner of Lot 6, Block C of said 12th Installment;

THENCE South 54 degrees 19 minutes 10 seconds West, departing said Southwest right of way line and along the Northwesterly line of said Lot 6, passing at a distance of 820.00 feet the Western most corner of Lot 6, also being the Northern most corner of Lot 9B, Block C, DFW Freeport, 12th Installment Revision, an Addition to the City of Irving, Texas, recorded in Volume 94036, Page 4168, Deed Records, DALLAS County, Texas, and continuing along the Northwesterly line of said Lot 9B, in all a distance of 1208.41 feet to an "X" cut in concrete set on said Northeast right of way line of Esters Boulevard;

THENCE North 35 degrees 40 minutes 50 seconds West, with said Northeast right of way line, a distance of 433.97 feet to a 1/2 inch iron rod with cap found at the South end of the aforementioned corner clip at the intersection of Esters Boulevard and Freeport Parkway;

THENCE North 09 degrees 19 minutes 10 seconds East, with said right of way corner clip, a distance of 25.00 feet to the POINT OF BEGINNING and CONTAINING 647,857 square feet or 14.873 acres of land, more or less.

                                  EXHIBIT "B"
                                  -----------

                               DEVELOPMENT BUDGET


                                                                      AMOUNT
                                                                      ------
Shared Budget Items
-------------------
Land Price (14.873 acres)                                       $ 5,546,000.00
Hard Cost Construction Budget                                    24,150,000.00
A&E Reimbursement to Tenant                                          75,000.00
Architectural & Engineering Costs                                 1,405,000.00
A&E Allowance for CAD Drawings                                       47,400.00
Permits, Fees, Testing, Eng., Legal                                 250,000.00
Property Taxes during Construction                                  100,000.00
                                                                --------------
Subtotal Shared Items                                           $31,573,400.00

Landlord Budget Items
---------------------
Financing Fees and Costs                                        $ 1,053,600.00
Construction Period and Land Interest                             2,153,000.00
Landlord Contingency                                              1,000,000.00
Administrative Costs and Overhead [1]                             4,900,000.00
                                                                --------------
Subtotal Landlord Items                                         $ 9,106,600.00

Tenant Budget Items
-------------------
Tenant Scope Changes Contingency                                $   750,000.00
                                                                --------------
Subtotal Tenant Items                                           $   750,000.00
                                                                --------------

TOTAL PROJECT BUDGET [A]                                        $41,430,000.00

[1] Includes all development and brokerage fees, etc.

                                  EXHIBIT "C"
                                  -----------

                             INSURANCE REQUIREMENTS


This exhibit is attached to and made part of the Development Agreement between WELLS OPERATING PARTNERSHIP, L.P., as Owner, and CHAMPION PARTNERS, LTD., as Developer, dated __________, 2001.

A.   Owner's Insurance Requirements.
     ------------------------------

     Throughout the term of this Agreement the Owner shall carry or cause to be carried and maintain in force insurance described in paragraphs 1 through 3 below. The cost of such policies shall be at the sole cost and expense of the Owner.

     1.   Builder's Risk.
          --------------

          An "All Risk" builder's risk policy including coverage for collapse, flood, earthquake and installation risks written on a completed value basis in an amount not less than total replacement value of the Project under construction (less the value of such portions of the Project as are uninsurable under the policy, i.e., site preparation, abrading, paving, parking lots, etc., excepting, however, foundations and other undersurface installations subject to collapse or damage by other insured perils). Such policy will also include coverage for soft costs including interest expense and loss of rents. Deductible per loss shall be determined by the Owner. Such policy will be endorsed to waive subrogation against the Developer as provided in Section 10.2 of this Agreement.

     2.   Commercial General Liability and Automobile Liability.
          -----------------------------------------------------

          This policy (or policies) shall be written at a total limit of no less than $2,000,000 per occurrence and $5,000,000 Aggregate and will include the following extension of coverage:

          a.   Broad Form CGL endorsement;
          b.   X, C and U coverage;
          c. Blanket Contractual with exclusions pertaining to completed operations, explosion, collapse and underground hazards deleted.

     3.   Boiler and Machinery.
          --------------------

          If the Boiler and Machinery equipment is put in service prior to the expiration of the builder's risk policy and prior to certification of building completion the Developer shall notify the Owner so that the Owner may exercise its option to purchase Boiler and Machinery coverage if needed.

     B.   Developer's Insurance Requirements for Policies Covering Developer.
          ------------------------------------------------------------------

          During the term of this Agreement, the Developer agrees to carry and maintain in force, at the Developer's sole cost and expense, Worker's Compensation and Employer's Liability insurance. Such policy shall be endorsed to waive subrogation against the Owner as provided in Section
          10.2 of this Agreement.

     C.   Insurance Requirements for Architects and Engineers.
          ---------------------------------------------------

          The Developer shall require any architect or engineering firm employed by the Owner to carry Professional Liability Insurance in an amount not less than $500,000 per occurrence.

     D.   Insurance Requirements for All Contractors and Third Party Services.
          ---------------------------------------------------------- --------

          Every contractor and all parties furnishing service to the Owner and/or the Developer must provide the Developer prior to commencing work, evidence of the following minimum insurance requirements. In no way do these minimum requirements limit the liability assumed elsewhere in this Development Agreement:

          1.   Worker's Compensation and Employers Liability.
               ---------------------------------------------

          2    Commercial General Liability.
               ----------------------------

               a. Commercial General Liability form, including Premises/Operations, Elevators and Escalators, Independent Contractors, Products - Completed Operations, Personal Injury, (exclusions A and C deleted), Broad Form Property Damage (including Completed Operations), and afford coverage for the X, C and U Hazards.


               b. Contractual Liability: Blanket basis insuring the liability assumed under this Development Agreement (coverage must be endorsed so that all exclusions relating to watercraft, railroad property, products and completed operations and explosion, collapse and underground hazards are deleted).


               c. Minimum Limits of Liability: Bodily Injury $500,000 each occurrence, $500,000 aggregate; Property Damage $100,000 each occurrence, $1,000,000 aggregate.

          3.   Comprehensive Automobile Liability.
               ----------------------------------

               a. Comprehensive Automobile Liability form, including all Owned, Non-Owned and Hired Vehicles.

               b. Limits of Liability: Bodily Injury $1,000,000 each person, $1,000,000 each occurrence; Property damage $1,000,000 each occurrence.


          4.   Umbrella Liability.
               ------------------

               Such insurance provide coverage with limits of not less than $2,000,000 per occurrence/$2,000,000 aggregate, in excess of the underlying coverages listed in 1, 2 and 3 above.

          5.   Additional Requirements.
               -----------------------

               a. The Contractor shall require the same minimum insurance requirements, as listed above, of all subcontractors, and these subcontractors shall also comply with the additional requirements listed below.


               b. All insurance coverages required as herein set forth, shall be at the sole cost and expense of contractor, subcontractor, or those providing third party services, and deductibles shall be assumed by, for the account of, and at their sole risk.


               c. Except where prohibited by law, all insurance policies shall contain provisions that the insurance companies waive the rights of recovery or subrogation against the Owner and the Developer, their agents, servants, invitees, employees, tenants, affiliated companies, contractors, subcontractors, and their insurers.

E.        Miscellaneous.
          -------------

          1.   Accident Reports.
               ----------------

               The Developer shall be completely responsible for reporting to the appropriate insurance carriers and/or their agents all accidents involving injury to employees of any contractor, any member of the public or property damages, provided that the Developer receives a report from the Contractor regarding such accident or otherwise becomes aware of such accident.

                                  EXHIBIT "D"
                                  -----------

                 REIMBURSABLE EXPENDITURES RELATING TO PROJECT

Exhibit D to Development Agreement
----------------------------------


--------------------------------------------------------------------------------
1) Andrews & Barth                 Legal Fees                       $    135.00
--------------------------------------------------------------------------------
2) Winstead, Sechrest              Legal Fees                       $ 23,814.23
--------------------------------------------------------------------------------
3) Jenkens & Gilchrist             Legal Fees                       $    973.50
--------------------------------------------------------------------------------
4) HBC Engineering                 Phase 1 Environmental            $  1,350.00
--------------------------------------------------------------------------------
5) Reed Engineering                Geotechnical/Soils               $  4,500.00
--------------------------------------------------------------------------------
6) Thomas Reprographics            Various Copies                   $  1,741.09
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
TOTAL                                                               $ 32,513.82
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  EXHIBIT "E"
                                  -----------

                              ESTOPPEL CERTIFICATE


LEASE: Lease Agreement between Wells Operating Partnership, L.P., as Landlord, and Nissan Motor Acceptance Corporation dated September __, 2001, as amended
                           _____________________

TENANT: Nissan Motor Acceptance Corporation, a California corporation

RENT COMMENCEMENT DATE:    __________________________________________________

DEMISED PREMISES:          __________________________________________________



TO:  Wells Operating Partnership, L.P.
     6200 The Corners Parkway
     Suite 250
     Atlanta, Georgia  30092


Ladies and Gentlemen:


     The undersigned hereby certifies to you as follows:


     1. The undersigned is the "Tenant" under the above-referenced Lease covering the above-referenced Demised Premises. A true, correct and complete copy of the Lease (including all addenda, riders, amendments, modifications and supplements thereto) is attached hereto as Exhibit A.
                                           ---------


     2. The Lease constitutes the entire agreement between Landlord under the Lease ("Landlord") and Tenant with respect to the Demised Premises, and the Lease has not been canceled, modified, changed, altered or amended in any respect except as set forth on Exhibit A.
                               ---------


     3. The Rent Commencement Date under the Lease occurred on __________, 200__, and the term of the Lease will expire on __________, 20__. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated all or any portion of or interest in Tenant's leasehold interest. All improvements to be constructed on the Demised Premises by Landlord have been completed and accepted by Tenant and any Tenant construction allowances have been paid in full.


     4. As of the date of this Estoppel Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord.
To the best of Tenant's knowledge, no claim, controversy, dispute, quarrel or disagreement exists between Tenant and Landlord. Tenant has no offset against the rental due under the Lease.

     5. Tenant is currently obligated to pay annual Base Rent of $__________, in monthly installments of $__________ per month. In addition, Tenant is obligated to pay as additional rent, all "Taxes" as provided in Paragraph 7 of the Lease. Tenant has deposited a security deposit of $ None .
                                                        --------

     6. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Demised Premises are a part.

     7. Tenant's "Purchase Option" provided under Section 13 of Exhibit "C" attached to the Lease has terminated and is no longer exercisable by Tenant. Tenant has been granted the right to purchase the "Project" (as defined in the Lease) pursuant to Exhibit "F" attached to the Lease. Except as provided in Exhibit "F" attached to the Lease, Tenant has no option or preferential right to purchase all or part of the Demised Premises (or the real property of which the Demised Premises are a part) nor any right or interest with respect to the Demised Premises other than as Tenant under the Lease.

     8. Tenant has fully paid rent and other sums due Landlord through the date hereof, and Tenant has not paid rent more than thirty (30) days in advance. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate of rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

     9. There has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

     10. All insurance required under the Lease to be obtained and maintained by Tenant has been provided by Tenant, and all premiums due have been timely paid.

     11. To the best of Tenant's knowledge, there are no leasing commissions owed with respect to the Lease.

     This Certificate may be relied on by Landlord and any other party who acquires an interest in the Demised Premises in connection with any purchase, or any person or entity which may provide financing with respect to the Demised Premises.

     Dated this _____ day of __________, 200__.


                              TENANT:


                              NISSAN MOTOR ACCEPTANCE
                              CORPORATION, a California corporation



                              By:________________________________________

                              Name:______________________________________

                              Title:_____________________________________

                                  EXHIBIT "F"
                                  -----------

                          TOTAL PROJECT COSTS DEFINED


     The term "Total Project Costs" shall mean and include all costs and expenses incurred by Owner in the acquisition of the Land, the designing, engineering, planning, development, construction, installation and completion of the Site Improvements, the Building and the Tenant Improvements, the negotiation and documentation of this Agreement, the Nissan Lease, the Architect's Agreement, the Construction Agreement, and the agreements with the other Owner Consultants, and the financing of all of the foregoing, including, without limitation, the following:


          (a) the cost of acquiring the Land, including, without limitation, the purchase price thereof and any commissions, recording costs, transfer taxes, title examination charges, title insurance premiums, survey costs, and costs for environmental and geotechnical studies or reports;

          (b) the cost of engineering, architectural, planning, surveying, accounting and other professional fees and expenses;

          (c) the cost of developing, constructing and installing the Site Improvements, the Building and the Tenant Improvements;

          (d) allowance amounts paid to Nissan or incurred by Owner under the Nissan Lease;

          (e) any costs or damages paid to Nissan under the Nissan Lease as a result of the failure of the Project to be completed on or before any milestone dates set forth in the Nissan Lease;

          (f) the Development Fee, Leasing Fee, and reimbursable expenses paid to Developer;

          (g)  the cost of environmental remediation to the extent necessary;

          (h) the cost of insurance of all types maintained prior to the Completion Date, including all-risk insurance (in builder's risk form during construction) and all appropriate endorsements, rent loss insurance, commercial general liability insurance, and workers' compensation insurance;

          (i) attorney's fees incurred in acquiring the Land, negotiating and documenting this Agreement, the Nissan Lease, the Architect's Agreement, the Construction Agreement, and the agreement with the other Owner Consultants, and developing, constructing and installing the Site Improvements, Building and Tenant Improvements;

          (j) leasing commissions incurred by Owner in connection with the Nissan Lease, except that the commission amount payable to any affiliate of Owner shall be limited as hereinafter provided;

          (k) capitalized ad valorem taxes and assessments accruing for the period from the date of acquisition of the Land through the date preceding the Completion Date;

          (l)  utility installation and tap fees, permit fees, and impact fees;

          (m)  the cost of utilities incurred prior to the Completion Date;

          (n)  the cost of payment and performance bonds;

          (o) the cost of an as-built survey of the Project obtained after substantial completion of the Project;

          (p)  the cost of testing and inspections;

          (q) financing costs, fees and expenses (including, without limitation, commitment fees, loan origination fees, attorney's fees, appraisal fees, taxes, title insurance premiums, documentary taxes, recording costs, and lender inspection fees) incurred in connection with the acquisition and construction loan obtained by Owner; and

          (r) the actual interest accrued under the acquisition and construction loan, if any, obtained by Owner with respect to the Project through the date preceding the Rent Commencement Date under the Nissan Lease (regardless of whether Nissan is actually paying Base Rent or effectuating a credit against Base Rent pursuant to Paragraphs 2 and/or 7 of Exhibit "C" attached to the Nissan Lease or pursuant to Exhibit "D" attached to the Nissan Lease), plus the amount of imputed interest that would accrue on all costs and expenses comprising Total Project Costs (other than interest as provided in this item (r)) incurred by Owner and not funded under the acquisition and construction loan obtained by Owner, calculated from the date Owner incurs such costs and expenses through the date preceding the Rent Commencement Date under the Nissan Lease (regardless of whether Nissan is actually paying Base Rent or effectuating a credit against Base Rent pursuant to Paragraphs 2 and/or 7 of Exhibit "C" attached to the Nissan Lease or pursuant to Exhibit "D" attached to the Nissan Lease) at the rate equal to the rate of interest charged to Owner under Owner's existing line of credit from Bank of America, N.A. (which interest rate is the 30-day adjusted LIBOR rate plus 200 basis points).

In determining the Total Project Costs, there shall be deducted (i) any
                                                       --------
contribution made to such Total Project Costs by Nissan (whether through direct payment to the Owner or an increase in Base Rent payable to the Owner as Landlord under the Nissan Lease and not taken into account in calculating the Capitalized Rent Amount), and (ii) any proceeds of casualty insurance paid to the Owner (or to the Owner's lender). Notwithstanding anything in this Exhibit
                                                                        -------
"F" to the contrary, (i) the leasing commission amounts payable in connection
---
with the Nissan Lease

(exclusive of the leasing commission payable to The Staubach Company and the Leasing Fee) and the commitment fee and/or origination fee amounts payable in connection with the acquisition and construction loan which are included in the Total Project Costs shall not exceed, in the aggregate, the sum of $828,600.00.

                              EXHIBIT "G" - PART 1
                              --------------------

                     DEVELOPER'S FINAL, UNCONDITIONAL LIEN
                                                      ----
                     WAIVER AND RELEASE UPON FINAL PAYMENT
          (To be provided by Developer at the time of final payment)


STATE OF TEXAS
COUNTY OF DALLAS

     The undersigned, Champion Partners, Ltd. ("Developer"), has been engaged under an agreement with Wells Operating Partnership, L.P. ("Owner") to furnish certain materials, equipment, services and/or labor for the construction of improvements known as the Nissan Office Project, together with all improvements and appurtenances attendant thereto, which is owned by Owner and is located in Dallas County, Texas, and more particularly described as follows:______________
_______________________________________________________________________________
_______________________________________________________________________________
(DESCRIBE THE PROPERTY UPON WHICH THE IMPROVEMENTS WERE MADE BY USING EITHER A METES AND BOUNDS DESCRIPTION, THE LAND LOT, DISTRICT, BLOCK AND LOT NUMBER, OR STREET ADDRESS OF THE PROJECT).

     The Developer waives and releases any and all liens or claims of liens or any right against any labor and/or material bond it has upon the foregoing described property.

     The Developer further represents that all of its obligations, legal, equitable or otherwise, relating to or arising out of its work on the Project have been fully satisfied, including, but not limited to, obligations relating to:

     . Subconsultants, employees, laborers, materialmen and subcontractors employed by the Developer;
     . Labor, materials, equipment and supplies furnished by others to the Developer; and
     . Sales and use taxes, social security taxes, income tax withholding, unemployment insurance, privilege taxes, license fees, and any other taxes and obligations imposed by governmental authorities.

     Developer agrees that this waiver and release form is in compliance with all applicable Texas laws and regulations.

NOTICE: THIS DOCUMENT WAIVES RIGHTS UNCONDITIONALLY AND STATES THAT YOU HAVE BEEN PAID FOR GIVING UP THOSE RIGHTS. THIS DOCUMENT IS ENFORCEABLE AGAINST YOU IF YOU SIGN IT, EVEN IF YOU HAVE NOT BEEN PAID

                                 FOR DEVELOPER:


Applicable to application for payment(s) No.       All     *
                                             --------------
*If all, print "all."
Signed:____________________________________________________
By:________________________________________________________
Title:_____________________________________________________
Date:______________________________________________________

STATE OF TEXAS      (S)
                    (S)
COUNTY OF DALLAS    (S)


     This instrument was ACKNOWLEDGED before me on _______________, 200__, by ________________________________________, the ______________________________ of
CHAMPION INTERESTS, INC., a Texas corporation, on behalf of CHAMPION HOLDINGS, LTD., a Texas limited partnership on behalf of said partnership as the General Partner of CHAMPION PARTNERS, LTD., a Texas limited partnership, on behalf of said partnership.


[S E A L]                     ___________________________________________
                              Notary Public - State of Texas

My Commission Expires:


________________________      ___________________________________________
                              Printed Name of Notary Public

                                  EXHIBIT "H"
                                  -----------

                     ACTIONS OF DEVELOPER RATIFIED BY OWNER

                                  EXHIBIT "H"

                    ACTIONS OF DEVELOPER RATIFIED BY OWNER


1.   The Development Budget has been approved per Section 4.2.1.

2.   The Architect Agreement has been approved for signature per Section 4.2.2.

3.   The Architect has been approved per Section 4.2.3.

4.   The Project Design Criteria has been approved per Section 4.2.4.

5.   Preliminary Boundary Surveys have been approved per Section 4.2.6.

6.   Preliminary site Plans have been approved per Section 4.2.7.

7.   Preliminary Drawings and specifications have been approved per Section
     4.2.8.

8.   The Phase 1 Environmental Reports have been approved per Section 4.2.9.

9.   The Geotechnical/Soils Reports have been approved per Section 4.2.10.

10.  Section 4.3.3 regarding Standard Interior Finishes is Not Applicable.

11.  Section 4.3.6 regarding Owner Consultant Schedules is Not Applicable.

12. The General Contractor has been approved per Section 4.3.11 and Section 4.3.13.

13.  The Construction Agreement has been approved for signature per Section
     4.3.12.

14.  Builder's Risk Insurance will be provided by the General Contractor per
     Section 4.5.14.

                                  EXHIBIT "I"
                                  -----------

                    NISSAN LEASE TAKEOVER AND LAND PURCHASE


     Pursuant to a Developer Agreement and an Option Agreement between Nissan and Developer (copies of which agreements have been provided to Owner), Developer has agreed to incur certain lease takeover obligations and land purchase obligations as described in the Champion Memorandum dated July 30, 2001 (the "Memorandum"). For purposes of this Exhibit "I", the term "Total Lease
                                          -----------
Takeover Net Costs" shall be defined as the aggregate net costs, if any, actually incurred by Developer with respect to the lease takeover obligations and the land purchase and eventual resale as set forth in the Memorandum. In the event no net costs are so incurred or in the event a net benefit is actually achieved, then the Total Lease Takeover Net Costs shall be deemed to be zero.

     If any unfunded amounts remain in the Development Budget line items for "Landlord Contingency" and "Construction Period and Land Interest" upon the Completion Date and the final calculation of Total Project Costs, then such aggregate unfunded amounts (the "Reserve Account") shall be treated in the following order of priority:


     (A) First, there shall be deducted from the Reserve Account up to $100,000 of any unfunded amount remaining in the Development Budget line item for "Construction Period and Land Interest", and the amount so deducted shall be retained by Owner;

     (B) Second, Developer shall be entitled to receive that amount of the remaining balance, if any, of the Reserve Account upon the Completion Date and the final calculation of Total Project Costs such that the amount of the Tenant Occupancy Fee payable to Developer equals One Million and No/100 Dollars ($1,000,000.00);

     (C) Next, for a period of up to eighteen (18) months following the Completion Date and the final calculation of Total Project Costs, Developer shall have the right to use the remaining balance, if any, of the Reserve Account (thereby increasing the Tenant Occupancy Fee) up to that amount which brings the Total Lease Takeover Net Costs to a zero balance; and

     (D) Thereafter, upon the earlier of (i) the date eighteen (18) months following the Completion Date and the final calculation of Total Project Costs, or (ii) the date upon which the Total Lease Takeover Net Costs have been brought to a zero balance, fifty percent (50%) of the remaining portion, if any, of the Reserve Account shall be promptly funded to Developer as the final payment of its Tenant Occupancy Fee, with the other fifty percent (50%) being retained by Owner.